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   P.T. ALATIEF FREEPORT FINANCE COMPANY B.V., Issuer,


     FREEPORT-McMoRan COPPER & GOLD INC., Guarantor




			   and


		 CHEMICAL BANK, Trustee





			INDENTURE


	       Dated as of March __, 1994



		      ____________



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		    TABLE OF CONTENTS


						  Page

PARTIES . . . . . . . . . . . . . . . . . . . .      1

RECITALS  . . . . . . . . . . . . . . . . . . .      1

Authorization of Indenture  . . . . . . . . . .      1
     Form of Face of Security   . . . . . . . .      1
     Form of Reverse of Security  . . . . . . .      3
     Form of Trustee's Certificate
       of Authentication  . . . . . . . . . . .     10
     Form of FCX Guarantee  . . . . . . . . . .     11


		       ARTICLE ONE

		       DEFINITIONS

SECTION 1.1    Certain Terms Defined  . . . . .     14
		Additional Amounts  . . . . . .     14
		Affiliate   . . . . . . . . . .     14
		AFIC  . . . . . . . . . . . . .     15
		AFIC Credit Agreement   . . . .     15
		Announcement  . . . . . . . . .     15
		Asset Disposition   . . . . . .     15
		Asset Disposition Offer   . . .     15
		Asset Disposition Offer Amount      16
		Authorized Signatory  . . . . .     16
		Board of Commissioners  . . . .     16
		Board of Directors  . . . . . .     16
		Board Resolution  . . . . . . .     16
		Business Day  . . . . . . . . .     16
		Capital Lease Obligations   . .     16
		Capital Stock   . . . . . . . .     16
		Change of Control   . . . . . .     16
		Commission  . . . . . . . . . .     16
		Commodity Price Protection
		  Agreement   . . . . . . . . .     16
		Company Order   . . . . . . . .     16
		Corporate Trust Office  . . . .     17
		Currency Exchange Protection
		  Agreement   . . . . . . . . .     17
		Debt  . . . . . . . . . . . . .     17
		Default   . . . . . . . . . . .     18
		EIP Assets  . . . . . . . . . .     18
		EIP Purchase Notice   . . . . .     18
		Event of Default  . . . . . . .     18
		Exchange Act    . . . . . . . .     18
		Existing Master Services
		  Agreement   . . . . . . . . .     18
		FCX   . . . . . . . . . . . . .     18
		FCX Guarantee   . . . . . . . .     18
		FTX   . . . . . . . . . . . . .     19
		FTX Credit Agreement  . . . . .     19
		Guarantee   . . . . . . . . . .     19
		Guarantor   . . . . . . . . . .     19
		Holder, Holder of Securities,
		  Securityholder  . . . . . . .     19
		Indebtedness  . . . . . . . . .     19
		Indenture   . . . . . . . . . .     19
		Indonesian Government   . . . .     19
		Infrastructure Affiliate    . .     19
		Insolvency Law    . . . . . . .     20
		Interest Rate Protection
		  Agreement   . . . . . . . . .     20
		issue   . . . . . . . . . . . .     20
		Issuer  . . . . . . . . . . . .     20
		Lien  . . . . . . . . . . . . .     20
		Majority-Owned Subsidiary   . .     20
		Master Services Agreement   . .     20
		Net Proceeds  . . . . . . . . .     20
		Non-Recourse Debt   . . . . . .     21
		Offer to Purchase   . . . . . .     22
		Officers' Certificate   . . . .     22
		Opinion of Counsel  . . . . . .     22
		Outstanding   . . . . . . . . .     22
		Permitted Investments   . . . .     23
		Person  . . . . . . . . . . . .     23
		Preferred Stock   . . . . . . .     23
		PT-FI   . . . . . . . . . . . .     23
		PT-FI Credit Agreement  . . . .     23
		PT-FI Note  . . . . . . . . . .     23
		Purchase Date   . . . . . . . .     24
		Purchase Event  . . . . . . . .     24
		Rating Agency   . . . . . . . .     24
		Rating Category   . . . . . . .     24
		Rating Decline  . . . . . . . .     24
		Redeemable Stock  . . . . . . .     24
		Redemption Date   . . . . . . .     24
		Redemption Price  . . . . . . .     25
		Responsible Officer   . . . . .     25
		Sale/Leaseback Transaction  . .     25
		Securities Act  . . . . . . . .     25
		Security or Securities  . . . .     25
		Security Registrar  . . . . . .     25
		Senior Debt   . . . . . . . . .     25
		Significant Subsidiary  . . . .     25
		Stated Maturity   . . . . . . .     25
		Subsidiary  . . . . . . . . . .     26
		Transferee Subsidiary   . . . .     26
		Trust Indenture Act of 1939   .     26
		Trustee   . . . . . . . . . . .     26
		Underlying Additional Amount  .     26
		Underlying Note   . . . . . . .     26
		Undeveloped Mining Assets   . .     26
		U.S. Government Obligations   .     27
		Voting Stock  . . . . . . . . .     27


		       ARTICLE TWO

		    ISSUE, EXECUTION,
		  FORM AND REGISTRATION
		      OF SECURITIES

SECTION 2.1   Authentication and Delivery
		of Securities . . . . . . . . .     27
SECTION 2.2   Execution of Securities . . . . .     27
SECTION 2.3   Certificate of Authentication . .     28
SECTION 2.4   Form, Denomination and Date of
		Securities; Payments of Interest    28
SECTION 2.5   Registration, Transfer
		and Exchange  . . . . . . . . .     29
SECTION 2.6   Mutilated, Defaced, Destroyed,
		Lost and Stolen Securities  . .     30
SECTION 2.7   Cancellation of Securities;
		Disposition Thereof . . . . . .     31
SECTION 2.8   Temporary Securities  . . . . . .     32


		      ARTICLE THREE

		 COVENANTS OF THE ISSUER

SECTION 3.1   Payment of Principal
		and Interest  . . . . . . . . .     32
SECTION 3.2   Offices for Payments, etc.  . . .     32
SECTION 3.3    Appointment to Fill a Vacancy
		in Office of Trustee  . . . . .     33
SECTION 3.4   Paying Agents . . . . . . . . . .     33
SECTION 3.5   Written Statement to Trustee  . .     34
SECTION 3.6   Corporate Existence . . . . . . .     35
SECTION 3.7   Payment of Taxes and Other Claims     35
SECTION 3.8   Additional Amounts  . . . . . . .     35
SECTION 3.9   Initial Application of Proceeds .     38
SECTION 3.10  Subsequent Application of Proceeds    38
SECTION 3.11  Limitation on Other Business
		Activities  . . . . . . . . . .     39
SECTION 3.12  Maintenance of Title  . . . . . .     40
SECTION 3.13  Performance, Enforcement and Amendment
		of PT-FI Note and Underlying Notes  40
SECTION 3.14  Limitation on Liens . . . . . . .     40


		      ARTICLE FOUR

	SECURITYHOLDERS' LISTS AND REPORTS BY THE
		 ISSUER AND THE TRUSTEE

SECTION 4.1   Issuer and FCX to Furnish Trustee
		Information as to Names and
		Addresses of Securityholders  .     40
SECTION 4.2   Preservation and Disclosure
		of Securityholders' Lists . . .     41
SECTION 4.3   Reports by the Issuer . . . . . .     42
SECTION 4.4   Reports by the Trustee  . . . . .     42


		      ARTICLE FIVE

       REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
		   ON EVENT OF DEFAULT

SECTION 5.1   Event of Default Defined;
		Acceleration of Maturity;
		Waiver of Default . . . . . . .     44
SECTION 5.2   Collection of Indebtedness by
		Trustee; Trustee May Prove Debt     48
SECTION 5.3   Application of Proceeds . . . . .     50
SECTION 5.4   Suits for Enforcement . . . . . .     50
SECTION 5.5   Restoration of Rights on
		Abandonment of Proceedings  . .     51
SECTION 5.6   Limitations on Suits by
		Securityholders . . . . . . . .     51
SECTION 5.7   Unconditional Right of Securityholders
		to Receive Principal,
		Premium and Interest, and
		Additional Amounts, if any,
		and to
		Institute Certain Suits . . . .     52
SECTION 5.8   Powers and Remedies Cumulative;
		Delay or Omission Not Waiver
		of Default  . . . . . . . . . .     52
SECTION 5.9   Control by Securityholders  . . .     53
SECTION 5.10  Waiver of Past Defaults . . . . .     53
SECTION 5.11  Trustee to Give Notice
		of Default, But May Withhold
		in Certain Circumstances  . . .     53
SECTION 5.12  Right of Court to Require Filing
		of Undertaking to Pay Costs . .     54
SECTION 5.13  Waiver of Stay or Extension Laws      54


		       ARTICLE SIX

		 CONCERNING THE TRUSTEE

SECTION 6.1   Duties and Responsibilities of the
		Trustee; During Default;
		Prior to Default  . . . . . . .     55
SECTION 6.2   Certain Rights of the Trustee . .     56
SECTION 6.3   Trustee Not Responsible
		for Recitals, Disposition
		of Securities or Application
		of Proceeds Thereof . . . . . .     57
SECTION 6.4   Trustee and Agents May Hold
		Securities; Collections, etc. .     58
SECTION 6.5   Moneys Held by Trustee  . . . . .     58
SECTION 6.6   Compensation and Indemnification
		of Trustee and Its Prior Claim      58
SECTION 6.7   Right of Trustee to Rely on
		Officers' Certificate, etc. . .     59
SECTION 6.8   Persons Eligible for
		Appointment as Trustee  . . . .     59
SECTION 6.9   Resignation and Removal;
		Appointment of Successor
		Trustee . . . . . . . . . . . .     60
SECTION 6.10  Acceptance of Appointment by
		Successor Trustee . . . . . . .     61
SECTION 6.11  Merger, Conversion, Consolidation
		or Succession to Business
		of Trustee  . . . . . . . . . .     62
SECTION 6.12  Preferential Collection of
		Claims Against the Issuer . . .     63


		      ARTICLE SEVEN

	     CONCERNING THE SECURITYHOLDERS

SECTION 7.1   Evidence of Action Taken by
		Securityholders . . . . . . . .     63
SECTION 7.2   Proof of Execution of Instruments
		and of Holding of Securities  .     63
SECTION 7.3   Holders to Be Treated as Owners .     64
SECTION 7.4   Securities Owned by Issuer
		Deemed Not Outstanding  . . . .     64
SECTION 7.5   Right of Revocation of
		Action Taken  . . . . . . . . .     65
SECTION 7.6   Record Date for Consents
		and Waivers . . . . . . . . . .     65


		      ARTICLE EIGHT

		 SUPPLEMENTAL INDENTURES

SECTION 8.1   Supplemental Indentures Without
		Consent of Securityholders  . .     66
SECTION 8.2   Supplemental Indentures With
		Consent of Securityholders  . .     67
SECTION 8.3   Effect of Supplemental Indenture      69
SECTION 8.4   Documents to Be Given to Trustee      69
SECTION 8.5   Notation on Securities
		in Respect of Supplemental
		Indentures  . . . . . . . . . .     69


		      ARTICLE NINE

	CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 9.1   Covenant of the Issuer Not to
		Merge, Consolidate, Sell or
		Convey Property Except Under
		Certain Conditions  . . . . . .     70
SECTION 9.2   Successor Corporation of Partnership
		Substituted . . . . . . . . . .     70
SECTION 9.3   Assumption by FCX . . . . . . . .     71
SECTION 9.4   Opinion of Counsel to Trustee . .     72


		       ARTICLE TEN

	SATISFACTION AND DISCHARGE OF INDENTURE;
		    UNCLAIMED MONEYS

SECTION 10.1  Satisfaction and Discharge
		of Indenture  . . . . . . . . .     72
SECTION 10.2  Application by Trustee of
		Funds Deposited for
		Payment of Securities . . . . .     77
SECTION 10.3  Repayment of Moneys Held
		by Paying Agent . . . . . . . .     77
SECTION 10.4  Return of Moneys Held by
		Trustee and Paying Agent
		Unclaimed for Two Years . . . .     78
SECTION 10.5  Indemnity for U.S Government
		Obligations . . . . . . . . . .     78


		     ARTICLE ELEVEN

		MISCELLANEOUS PROVISIONS

SECTION 11.1  Partners, Incorporators,
		Stockholders, Officers and
		Directors of Issuer Exempt
		from Individual Liability . . .     78
SECTION 11.2  Provisions of Indenture for
		the Sole Benefit of Parties
		and Securityholders . . . . . .     79
SECTION 11.3  Successors and Assigns of
		Issuer and FCX Bound
		by Indenture  . . . . . . . . .     79
SECTION 11.4  Notices and Demands on Issuer, FCX,
		Trustee and Securityholders . .     79
SECTION 11.5  Officers' Certificates
		and Opinions of Counsel;
		Statements to Be
		Contained Therein . . . . . . .     80
SECTION 11.6  Payments Due on Saturdays,
		Sundays and Legal Holidays  . .     81
SECTION 11.7  Conflict of Any Provision
		of Indenture with Trust
		Indenture Act of 1939 . . . . .     81
SECTION 11.8  New York Law to Govern  . . . . .     82
SECTION 11.9  Counterparts  . . . . . . . . . .     82
SECTION 11.10   Effect of Headings  . . . . . .     82
SECTION 11.11   Submission to Jurisdiction  . .     82


		     ARTICLE TWELVE

		REDEMPTION OF SECURITIES

SECTION 12.1  Right of Optional Redemption; Prices  83
SECTION 12.2  Notice of Redemption;
		Partial Redemptions . . . . . .     83
SECTION 12.3  Payment of Securities Called
		for Redemption  . . . . . . . .     84
SECTION 12.4  Exclusion of Certain Securities
		from Eligibility for Selection
		for Redemption  . . . . . . . .     85
SECTION 12.5  Optional Redemption Due to Changes
		in Tax Treatment  . . . . . . .     85


		    ARTICLE THIRTEEN

	       FCX GUARANTEE OF SECURITIES

SECTION 13.1  Unconditional Guarantee . . . . .     86
SECTION 13.2  Execution of the FCX Guarantee  .     88


		    ARTICLE FOURTEEN

		    COVENANTS OF FCX

SECTION 14.1  Covenant Not to Merge,
		Consolidate, Sell or
		Convey Property Except
		Under Certain Conditions  . . .     88
SECTION 14.2  Successor Corporation or Partnership
		Substituted . . . . . . . . . .     89
SECTION 14.3  Written Statement to Trustee  . .     90
SECTION 14.4  Limitation on Liens . . . . . . .     90
SECTION 14.5  Transactions with Affiliates  . .     90
SECTION 14.6  Certain Sales of Assets . . . . .     91
SECTION 14.7  Change of Control   . . . . . . .     96
SECTION 14.8  Reports by FCX  . . . . . . . . .     99
SECTION 14.9  Issuer Covenants  . . . . . . . .     99


TESTIMONIUM       . . . . . . . . . . . . . . .    100

SIGNATURES        . . . . . . . . . . . . . . .    100

ACKNOWLEDGMENTS . . . . . . . . . . . . . . . .    101

ANNEX I       Form of PT-FI Note  . . . . . . .    I-1

ANNEX II      Form of Underlying Note . . . . .   II-1

ANNEX III     Form of Legal Opinion   . . . . .  III-1


		CROSS REFERENCE SHEET(1)
		    ________________

			 Between

	 Provisions of Trust Indenture Act of 1939 and
Indenture to be dated as of March __, 1994 among P.T.
ALatieF Freeport Finance Company B.V., Freeport-McMoRan
Copper & Gold Inc., and Chemical Bank, as Trustee:

Section of the Act             Section of Indenture

310(a)(1) and (2)................  6.8
310(a)(3) and (4)................  Inapplicable
310(b)...........................  6.9(a), (b) and (d)
310(c)...........................  Inapplicable
311(a)...........................  6.12(a) and (c)(1)
				   and (2)
311(b)...........................  6.12(b)
311(c)...........................  Inapplicable
312(a)...........................  4.1 and 4.2(a)
312(b)...........................  4.2(a) and (b)(i) and
				   (ii)
312(c)...........................  4.2(c)
313(a)...........................  4.4(a)(i), (ii),
				   (iii), (iv), (v) and (vi)
313(a)(5)........................  Inapplicable
313(b)(1)........................  Inapplicable
313(b)(2)........................  4.4
313(c)...........................  4.4
313(d)...........................  4.4
314(a)...........................  4.3, 3.5, 14.3
314(b)...........................  Inapplicable
314(c)(1) and (2)................  11.5
314(c)(3)........................  Inapplicable
314(d)...........................  Inapplicable
314(e)...........................  11.5
314(f)...........................  Inapplicable
315(a), (c) and (d)..............  6.1
315(b)...........................  5.11
315(e)...........................  5.12
316(a)(1)........................  5.9
316(a)(2)........................  Not required
316(a) (last sentence)...........  7.4
316(b)...........................  5.7
317(a)...........................  5.2
317(b)...........................  3.2(a) and (b)
318(a)...........................  11.7

- ------------
   (1) This Cross Reference Sheet is not part of the Indenture.


	 THIS INDENTURE, dated as of March __, 1994 among P.T. ALatieF Freeport Finance Company B.V., a
Netherlands corporation (the "Issuer"), Freeport-McMoRan
Copper & Gold Inc. ("FCX"), a Delaware corporation, as
Guarantor, and Chemical Bank, a New York corporation
(the "Trustee"),


		  W I T N E S S E T H :


	 WHEREAS, the Issuer has duly authorized the issue of its ___% Guaranteed Senior Notes due 2001 (the
"Securities");

	 WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities;

	 WHEREAS, FCX has duly authorized the execution and delivery of the FCX Guarantee and this Indenture;

	 WHEREAS, the Securities, the Trustee's
certificate of authentication and the FCX Guarantee shall be in substantially the following forms, respectively:


	       (FORM OF FACE OF SECURITY)


No.                                    $


       P.T. ALatieF Freeport Finance Company B.V.

	  ___% Guaranteed Senior Note due 2001


	 P.T. ALatieF Freeport Finance Company B.V., a
Netherlands corporation (the "Issuer"), for value
received hereby promises to pay to     or registered
assigns the principal sum of              Dollars at the
Issuer's office or agency for said purpose in the Borough of Manhattan, The City of New York on
________ __, 2001, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on __________ __ and _________ __ of each year, commencing with __________ __, 1994, on said principal sum in like coin or currency at the rate of __% per annum at said office or agency from _____________, 1994 or from the most recent interest payment date to which interest on the Securities has been paid or duly provided for, until payment of said principal sum has been made or duly provided for. The interest so payable on any ________ __ or ___________ __ will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on the _________ __ or ___________ __ preceding such
____________ __ or _________ __, whether or not such day
is a business day; provided that interest may be paid, at the option of the Issuer, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Security register.

	 Interest on this Security will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

	 Reference is made to the further provisions set forth on the reverse hereof.

	 Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

	 This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

	 IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.


			   P.T. ALatieF FREEPORT
			   FINANCE COMPANY B.V.
Dated:


			   By ________________________
			      Name:
			      Title:


	      (FORM OF REVERSE OF SECURITY)

       P.T. ALatieF FREEPORT FINANCE COMPANY B.V.

	  ___% Guaranteed Senior Note due 2001


	 This Security is one of a duly authorized issue of debt securities of the Issuer designated as its __%
Guaranteed Senior Notes due 2001 (the "Securities"), limited to the aggregate principal amount of $120,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of March __, 1994 (the
"Indenture"), duly executed and delivered by the Issuer and Freeport-McMoRan Copper & Gold Inc. ("FCX"), as
Guarantor, to Chemical Bank, Trustee (herein called the
"Trustee"). The terms of the Securities include those stated in the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer, FCX, and the Holders (the words
"Holders" or "Holder" meaning the registered holders or registered holder) of the Securities. Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

	 In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, plus premium, if any, Additional Amounts, if any, and accrued and unpaid interest, if any, through the date of the declaration of acceleration on, all the Securities, may be declared due and payable in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Securities then outstanding and that, prior to any such declaration, such Holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, Additional
Amounts, if any, or interest on any of the Securities and except a default in respect of certain covenants or other provisions of the Indenture which may not be modified without the consent of each Holder of an outstanding Security. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Security which may be issued in exchange or substitution hereof or upon registration of transfer hereof, whether or not any notation thereof is made upon this Security or such other Securities.
Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.

	 The Indenture permits the Issuer, FCX and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided, that no such supplemental indenture shall: (a) change the stated maturity of the principal of, or any install-ment of interest on, any Security, or alter the princi-pal amount thereof, or alter the rate or extend the time of payment of interest thereon, or any premium payable upon the redemption thereof or any Additional Amounts
(as hereinafter defined) payable thereon, or change the place of payment where, or the coin or currency in which, any principal, premium, or interest or Additional
Amount is payable, or reduce or alter the method of computation of any amount payable on redemption or repayment thereof (or the time at which any such redemption may be made), or impair or affect the right of any Securityholder to institute suit for the payment thereof, in each case without the consent of the Holder of each Security so affected; (b) reduce the percentage of principal amount of Securities necessary to consent to any such supplemental indenture, or reduce the percentage of principal amount of Securities necessary to consent to waive any past default under the Indenture to less than a majority, or modify any of the provisions of Section 8.2 or Section 5.10 of the Indenture except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived, without the consent of the Holder of each Security so affected; (c) following the mailing of an offer in connection with an Asset Disposition Offer or the occurrence of a Purchase Event, modify the Indenture's provisions with respect to such offer in a manner adverse to any Holder affected thereby, without the consent of such Holder; or (d) change in any manner adverse to the interests of the Holders of any Securities the terms and conditions of the obligations of FCX pursuant to the FCX Guarantee, without the consent of the Holder of each Security so affected.

	 The Indenture contains a provision allowing FCX to directly assume, by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, Additional Amounts, if any, and interest on all the Securities, and the performance of certain covenants of the Indenture on the part of the Issuer to be performed or observed.

	 The Securities do not have the benefit of any sinking fund obligation.

	 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, and Additional Amounts, if any, on this Security at the place, times, and rate, and in the currency, herein prescribed.

	 The Securities are issuable only as registered
Securities without coupons in denominations of $1,000 and any integral multiple of $1,000.

	 At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

	 Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of other authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto.

	 In the Indenture, the Issuer has agreed that any amounts to be paid by the Issuer with respect to each Security shall be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the United States, The Netherlands or Indonesia or any political subdivision or taxing authority thereof or therein or, if deduction or withholding of any such taxes, levies, imposts or other governmental charges shall at any time be required by the United States, The Netherlands or Indonesia or any such subdivision or authority, the Issuer will (subject to compliance by the Holder or beneficial owner of such Security with any relevant administrative requirements) pay such additional amount in respect of principal, premium, if any, and interest ("Additional Amounts") as may be necessary in order that the net amounts paid to the Holder of such Security or the Trustee under the Indenture, as the case may be, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, and interest, as specified in the Security, to which such Holder or the Trustee is entitled; provided, that the foregoing shall not apply to (a) any tax, assessment or other governmental charge imposed by the United States or any political or taxing authority thereof or therein which would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein, (ii) such holder's past or present status as a personal holding company, foreign personal holding company or controlled foreign corporation with respect to the United States or as a corporation which accumulates earnings to avoid
United States federal income tax or (iii) such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of FCX or certain affiliates of FCX; (b) any tax, assessment or other governmental charge imposed by The Netherlands or any political subdivision or taxing authority thereof or therein which would not have been imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and The Netherlands, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen, resident or deemed resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein; (c) any tax, assessment or other governmental charge imposed by Indonesia or any political subdivision or taxing authority thereof or therein which would not have been imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and Indonesia, including, without limitation, such holder
(or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein; (d) any tax, assessment or other governmental charge that would not have been imposed but for the presentation of a Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (e) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge; (f) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of the principal of or interest on a Security; (g) any tax, assessment or other governmental charge which would not have been imposed but for the failure of the holder to comply with certification, information or other reporting requirements concerning the nationality, residence, identity or connections of the holder or beneficial owner of such Security (i) with the United States, if the tax, assessment or governmental charge is imposed by the United States or any political subdivision or taxing authority thereof or therein, (ii) with The Netherlands, if the tax, assessment or governmental charge is imposed by The Netherlands or any political subdivision or taxing authority thereof or therein, and (iii) with Indonesia, if the tax, assessment or governmental charge is imposed by Indonesia or any political subdivision or taxing authority thereof or therein, if in each case such compliance is required by statute or by regulation of the respective taxing authority to establish entitlement from such tax, assessment or other governmental charge; or (h) any combination of items
(a), (b), (c), (d), (e), (f) and (g); nor shall
Additional Amounts be paid to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the Securities to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of the Securities would not have been entitled to payment of Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Security.

	 Except as set forth in the following paragraph, the Securities may not be redeemed prior to _________ __, 1999. After __________ __, 1999 the
Securities may be redeemed at the option of the Issuer as a whole, or from time to time in part, on any date prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Securities to be redeemed, all as provided in the Indenture, at a redemption price of __% of the principal amount thereof, if redeemed during the twelve-month period beginning _________ __, 1999 and at 100% of the principal amount thereof if redeemed on or after _________, 2000 together in each case with accrued interest to the date fixed for redemption; provided, that if the date fixed for redemption is a __________ __ or ____________ __, then the interest payable on such date shall be paid to the Holder of record on the next preceding ___________ __ or __________ __.

	 If, as the result of any statutory or
regulatory changes generally affecting United States, Netherlands or Indonesian withholding taxes, which change is adopted on or after ___________ __, 1994 (or, if such change is with respect to tax imposed with respect to payments from the jurisdiction in which a successor corporation to PT-FI, AFIC, any Infrastructure
Affiliate or the Issuer is incorporated, such later date on which such successor corporation becomes a successor corporation), it is determined by the Issuer that (i) the Issuer would be required, pursuant to Section 3.8 of the Indenture, to pay Additional Amounts in respect of principal, premium, if any, and interest on the Securities on the next succeeding date for the payment thereof, or (ii) PT-FI, AFIC or any Infrastructure
Affiliate would be required to pay Underlying Additional
Amounts in respect of the PT-FI Note or an Underlying
Note, as the case may be, in excess of amounts required to be paid by PT-FI, AFIC or such Infrastructure
Affiliate on the date of issuance of such PT-FI Note or Underlying Note, the Issuer may, at its option, redeem the Securities in whole, but not in part, at any time at a redemption price equal to 100% of the principal amount thereof plus accrued interest (if any) to the date fixed for redemption; provided, that (1) no notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Issuer would be required to pay such Additional Amounts, or PT-FI, AFIC or any Infrastructure Affiliate would be required to pay such Underlying Additional Amounts, were a payment in respect of the Securities, the PT-FI Note or the Underlying
Notes, as the case may be, then due, and (2) at the time such notice of redemption is given, such obligation to pay such Additional Amounts and such Underlying
Additional Amounts remains in effect. Immediately prior to the mailing of any notice of redemption pursuant to this paragraph, the Issuer will deliver to the Trustee
(i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Issuer has or will become obligated to pay such Additional Amounts or that PT-FI, AFIC or any Infrastructure Affiliate, as the case may be, has or will become obligated to pay such Underlying Additional Amounts, in each case as a result of such change.

	 Subject to payment by the Issuer of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part).

	 In the event of redemption or purchase under the circumstances required by the Indenture or this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

	 The Indenture provides that, subject to certain conditions, upon the occurrence of a Change of Control followed by a Rating Decline within the period of 60 days following the first public announcement of the circumstances giving rise to that Change of Control, each Holder shall have the right to require FCX to purchase all or any part of such Holder's Securities, in integral multiples of $1,000, on the Purchase Date (as defined in the Indenture) at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Purchase
Date, on the terms and conditions set forth in the Indenture.

	 The Indenture contains certain covenants requiring FCX to make an offer to purchase Securities with certain net proceeds from certain sales of assets.

	 Prior to due presentment of this Security for registration of transfer, the Issuer, FCX, the Trustee, and any agent of the Issuer, FCX, or the Trustee, may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon, for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, interest and Additional Amounts, if any, hereon and for all other purposes, and neither the Issuer, FCX, nor the Trustee nor any agent of the Issuer, FCX, or the Trustee shall be affected by any notice to the contrary.

	 No recourse shall be had for the payment of the principal of, premium, if any, interest on, or Additional Amounts, if any, on this Security or the FCX
Guarantee, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer, FCX, or any successor corporation, either directly or through the Issuer, FCX, or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released; provided, that nothing in this paragraph shall limit recourse against FCX in respect of the FCX Guarantee or a waiver of any rights which by law cannot be waived. The waiver and release are part of the consideration for the issue of the Securities.

	 The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

	   OPTION OF HOLDER TO ELECT PURCHASE

	 If you want to elect to have this Security purchased in its entirety by the Issuer pursuant to
Section 14.6 or Section 14.7 of the Indenture, check the box: ( )


	 If you want to elect to have only a part of this Security purchased by the Issuer pursuant to
Section 14.6 or Section 14.7 of the Indenture, state the amount ($1,000 or any integral multiple of $1,000): $______

Dated:               Your Signature:
		     (Sign exactly as name appears
		     on the other side of this Security)



Signature Guarantee:

		       (Signature must be guaranteed by
		       a member firm of the New York
		       Stock Exchange or a commercial
		       bank or trust company)


    (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

	 This is one of the Securities described in the within-mentioned Indenture.


			   Chemical Bank, as Trustee


			   By:_______________________
				 Authorized Officer


		 (FORM OF FCX GUARANTEE)


		       GUARANTEE

			   OF

		    FREEPORT-McMoRan
		   COPPER & GOLD INC.


	  For value received, Freeport-McMoRan Copper &
Gold Inc., a Delaware corporation ("FCX"), hereby unconditionally guarantees to the Holder of the Security, issued under the Indenture referred to therein, upon which this FCX Guarantee is endorsed and to the Trustee referred to in said Indenture, the due and punctual payment of the principal of, premium, if any, interest and Additional Amounts, if any, on said
Security, when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, according to the terms thereof and of the Indenture referred to therein. FCX hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall not be affected by, any invalidity, irregularity or unenforceability of said Security or said Indenture, any failure to enforce the provisions of said Security or said Indenture, any waiver, modification or indulgence granted to P.T. ALatieF Freeport Finance Company B.V.
(the "Issuer") with respect thereto, by the Holder of said Security or the Trustee under said Indenture, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor;
provided, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of FCX, increase the principal amount of, premium, if any, or Additional Amounts, if any, on, said
Security or increase the interest rate thereon except as provided in the Security. FCX hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to said
Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this FCX
Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest and Additional Amounts, if any, on said Security. This
FCX Guarantee constitutes a guaranty of payment and not of collection.

	  FCX further agrees that, if at any time all or any part of any payment theretofore made by the Issuer to the Holder of said Security is or must be rescinded or returned by such Holder for any reason whatsoever
(including, without limitation, the insolvency, bankruptcy or reorganization of the Issuer), the Issuer's obligations under said Security shall, for the purposes of this FCX Guarantee, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such payment to the Holder, and this FCX Guarantee shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment to the Holder had not been made.

	  FCX shall be subrogated to all rights of the Holder of said Security against the Issuer in respect of any amounts paid by FCX pursuant to the provisions of this FCX Guarantee; provided, however, that FCX shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, interest and Additional Amounts, if any, on all Securities issued under said Indenture shall have been paid in full in accordance with the terms of the Indenture and of the Securities.

	 No set-off, counterclaim, reduction or
diminution of an obligation, or any defense of any kind or nature which FCX has or may have against the Issuer or the Trustee or any Holder of a Security shall be available hereunder to FCX or any assignee or successor of FCX against the Trustee or any Holder of a Security;
provided, that FCX shall not be prevented from asserting against the Issuer or the Trustee or any Holder of a Security in a separate action any claim, action, cause of action or demand that FCX shall have, whether or not arising out of this FCX Guarantee. Notwithstanding the foregoing, FCX shall have the right to assert any compulsory counterclaim against any Holder of a Security or the Trustee in any proceeding whether or not arising out of this FCX Guarantee.

	 If at any time there occurs a Change of Control followed by a Rating Decline (as defined in the Indenture) with respect to FCX within the period of 60 days following the first public announcement of the circumstances giving rise to that Change of Control, each Holder of Securities will have the right, at such Holder's option, to require FCX to purchase all or any part of such Holder's Securities, in integral multiples of $1,000, on the Purchase Date at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Purchase
Date, on the terms and conditions set forth in the Indenture.

	 The Indenture contains certain covenants requiring FCX to make an offer to purchase Securities with certain net proceeds from certain sales of assets.

	 This FCX Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on the Security upon which this FCX
Guarantee is endorsed shall have been signed manually by the Trustee under the Indenture referred to in said
Security.

	  This FCX Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

	 All terms used in this FCX Guarantee and not defined herein, which are defined in the Indenture, shall have the meanings assigned to them in the Indenture.

	  IN WITNESS WHEREOF, FCX has caused this FCX
Guarantee to be duly executed by the facsimile signature of one of its Authorized Signatories, as defined in the Indenture, or its duly authorized attorney.


			      FREEPORT-McMoRan
			      COPPER & GOLD INC.



			      By_________________________
				 Name:
				 Title:


	 AND WHEREAS, all things necessary to make the Securities, when executed by the Issuer and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute this Indenture a valid indenture and agreement according to its terms, have been done;

	 NOW, THEREFORE:

	 In consideration of the premises and the purchases of the Securities by the Holders thereof, the Issuer, FCX and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:


			 ARTICLE ONE

			 DEFINITIONS


	 SECTION 1.1  Certain Terms Defined.  The
following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities
Act are referred to in the Trust Indenture Act of 1939
(except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act of 1939 and in the Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" shall mean generally accepted accounting principles in the United States which are in effect on the date or time of any determination. The words
"herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

	 "Additional Amounts" has the meaning set forth in Section 3.8.

	 "Affiliate" of any specified person means (i) any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (ii) any other person who is a director or officer (A) of such specified person,
(B) of any Subsidiary of such specified person or (C) of any person described in clause (i) above. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
Notwithstanding the foregoing, no bank (or trustee or security agent therefor) party to the AFIC Credit
Agreement, the PT-FI Credit Agreement or the FTX Credit
Agreement, or any amendment to or replacement of any of the foregoing, shall be deemed to be an "Affiliate" by virtue of compliance with the requirements of any of the foregoing agreements, amendments or replacements, including the granting of the Liens provided for therein.

	 "AFIC" means P.T. ALatieF Freeport
Infrastructure Corporation, an Indonesian limited liability company.

	 "AFIC Credit Agreement" means the Credit
Agreement, dated as of December 15, 1993, among AFIC,
The Chase Manhattan Bank (National Association), as
Agent, and the banks named therein.

	 "Announcement" shall have the meaning set forth in the definition of "Purchase Event" herein.

	 "Asset Disposition" means, with respect to any person, any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger or consolidation, spin-off, or sale of shares of Capital Stock in any Subsidiary of such person, but excluding any Sale/Leaseback Transaction) that is entered into and completed after the date of the Indenture to any person (other than to FCX, PT-FI or the Issuer) of (i) any assets (other than EIP Assets or Undeveloped Mining Assets) of such person or (ii) any shares of Capital Stock of such person's Subsidiaries
(other than a Subsidiary substantially all of whose assets are EIP Assets, Undeveloped Mining Assets or both), which, in either case, results in Net Proceeds of $10,000,000 or more. For purposes of this definition, the term Asset Disposition shall not include (i) any sale, transfer, conveyance, lease or other disposition of assets and properties of the Issuer or FCX governed by Sections 9.1 and 14.1 of this Indenture or (ii) the granting of any Lien unless and until the property subject to such Lien is sold by or on behalf of the person secured thereby or such person takes possession of such property in satisfaction of debt.

	 "Asset Disposition Offer" has the meaning set forth in Section 14.6(a)(ii)(b).

	 "Asset Disposition Offer Amount" has the meaning set forth in Section 14.6(a)(ii)(b).

	 "Authorized Signatory" means any of the
chairman of the board, Managing Director of the Board, the president, any vice president, the treasurer or any assistant treasurer or the secretary or any assistant secretary of any Person.

	 "Board of Commissioners" means the Board of Commissioners of PT-FI or any committee thereof duly authorized to act on behalf of such Board.

	 "Board of Directors" of any Person other than PT-FI means the Board of Directors of such Person or any committee of such Board duly authorized to act on its behalf.

	 "Board Resolution" of any Person means a copy of one or more resolutions, certified by the secretary or an assistant secretary of such Person to have been duly adopted or consented to by the Board of Directors
(or Board of Commissioners, as the case may be) of such Person and to be in full force and effect, and delivered to the Trustee.

	 "Business Day" means a day which in the City and State of New York is neither Saturday, Sunday, a legal holiday nor a day on which banking institutions and trust companies are authorized by law or regulation or executive order to close.

	 "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on a balance sheet of such person prepared in accordance with generally accepted accounting principles.

	 "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, including any Preferred Stock.

	 "Change of Control" has the meaning set forth in Section 14.7(g)(ii).

	 "Commission" means the Securities and Exchange
Commission.

	 "Commodity Price Protection Agreement" of any
Person means any forward contract, commodity swap, commodity option or other financial agreement or arrangement designed to protect against fluctuations in commodity prices.

	 "Company Order" means a written statement, request or order or the Issuer or FCX which is signed in such company's name by the chairman of the Board of Directors, the president, any executive vice president, any senior vice president or any vice president of the Issuer or FCX.

	 "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 450 West 33rd
Street, New York, New York 10001.

	 "Currency Exchange Protection Agreement" of any
Person means any forward foreign exchange agreement, currency swap, currency option or other financial agreement or arrangement designed to protect against fluctuations in currency exchange rates.

	 "Debt" of any Person means, without
duplication,

	 (i) the principal of and premium (if any) in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

	(ii)  all Capital Lease Obligations of such
     person;

       (iii) all obligations of such person issued or assumed as the deferred (for 180 days or more) purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement
     (but excluding trade accounts payable arising in the ordinary course of business);

	(iv)  all obligations of such person for the
     reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

	 (v)  the amount of all obligations of such
     person with respect to the redemption, repayment or other purchase of any Redeemable Stock (but excluding any accrued dividends);

	(vi) all obligations of the type referred to in clauses (i) through (v) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

       (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons secured by any Lien on any property or asset of such person
     (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

	 "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

	 "EIP Assets" means the commercial, residential, educational, retail, medical, recreational, environmental and other infrastructure facilities
(including without limitation power, water and waste disposal systems, an industrial park, small business development facilities, port, marine, logistics and related assets under construction, airport, flood control or road facilities, hotel or other guest facilities and other general infrastructure facilities), constructed or to be constructed in connection with or to support the mining and milling operations of PT-FI in Irian Jaya, Indonesia; provided that the mining and milling production facilities of PT-FI in Irian Jaya, Indonesia shall not constitute EIP Assets.

	 "EIP Purchase Notice" has the meaning assigned to it in Section 3.10.

	 "Event of Default" means any event or condition specified as such in Section 5.1.

	 "Exchange Act" means the Securities Exchange
Act of 1934, as amended.

	 "Existing Master Services Agreement" means the
Master Services Agreement, dated December 15, 1993, between PT-FI and AFIC.

	 "FCX" means Freeport-McMoRan Copper & Gold
Inc., a Delaware corporation, and, subject to Sections
14.1 and 14.2, its successors and assigns.

	 "FCX Guarantee" means the guarantee of FCX endorsed on a Security authenticated and delivered pursuant to this Indenture.

	 "FTX" means Freeport-McMoRan Inc., a Delaware corporation.

	 "FTX Credit Agreement" means the Amended and
Restated Credit Agreement, dated as of June 1, 1993, among FTX, Freeport McMoRan Resource Partners, Limited
Partnership, certain banks from time to time parties thereto and Chemical Bank, as agent.

	 "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Debt of any Person and any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

	 "Guarantor" means FCX as guarantor under the FCX Guarantee.

	 "Holder", "Holder of Securities",
"Securityholder" or other similar terms mean in the case of any Security, the Person in whose name such Security is registered in the Security register kept by the Issuer for that purpose in accordance with the terms hereof.

	 "Indebtedness" of any Person means, without duplication, all obligations of such person under any Debt, Interest Rate Protection Agreement, Currency
Exchange Protection Agreement or Commodity Price
Protection Agreement.

	 "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

	 "Indonesian Government" means the Government of the Republic of Indonesia.

	 "Infrastructure Affiliate" means a company organized under the laws of Indonesia solely for the purpose of owning and operating EIP Assets that, due to applicable requirements of Indonesian law, may not be owned by AFIC, and having similar equity ownership and capital structure as AFIC.

	 "Insolvency Law" means any Netherlands,
Indonesian, United States (Federal or State), or other applicable bankruptcy, insolvency, reorganization or similar law in any applicable jurisdiction.

	 "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect against fluctuations in interest rates, including any agreement which exchanges a fixed rate interest obligation for a floating rate interest obligation.

	 "issue" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary.

	 "Issuer" means P.T. ALatieF Freeport Finance
Company B.V., a Netherlands corporation, and, subject to Article Nine, its successors and assigns.

	 "Lien" means any mortgage, deed of trust, pledge, charge, security interest, assignment, encumbrance, conditional sale or other title retention agreement.

	 "Majority-Owned Subsidiary" of a Person means a Subsidiary of which more than 50% of the total voting power of shares of Capital Stock or other interests
(including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person, and any partnership of which more than 50% of the partnership interests are owned, directly or indirectly, by such Person.

	 "Master Services Agreement" means an agreement between PT-FI and AFIC or an Infrastructure Affiliate pursuant to which PT-FI will compensate AFIC or such Infrastructure Affiliate for the use and occupancy of the EIP Assets purchased by such entity.

	 "Net Proceeds" from an Asset Disposition means:

	 (A) cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and also including any cash received upon sale or disposition of such note or receivable or upon sale or other disposition of other non-cash proceeds, but excluding any consideration received in the form of assumption by the acquiring person of Debt or other obligations relating to such properties or assets or received in any other non-cash form) therefrom; and

	 (B) (i) in the case of an Asset Disposition
     (other than an Asset Disposition described in clauses (ii) or (iii) below) the aggregate fair market value of any non-cash assets received as consideration for such Asset Disposition, but only to the extent that such non-cash assets are then distributed by FCX as a dividend or other distribution to its stockholders, (ii) in the case of an Asset Disposition constituting a spin-off or other distribution to stockholders of FCX, the aggregate fair market value on the date of such Asset Disposition of any non-cash assets that are distributed by FCX as a dividend or other distribution to its stockholders as part of such Asset Disposition and (iii) in the case of an Asset
     Disposition pursuant to which FCX sells or otherwise conveys any non-cash assets to any of its stockholders (other than pursuant to a pro rata distribution to all of its stockholders) as consideration for the purchase by FCX of any of its Capital Stock from such stockholders, the aggregate fair market value of the Capital Stock purchased, provided that in each such case, fair market value shall be determined in good faith by the Board of Directors of FCX and such determination shall be conclusive; and, provided, further, that, in the case of each of subclauses (i), (ii) and (iii) of this clause (B), any such Net Proceeds shall be deemed to have been received, in respect of any Asset Disposition, at the time when FCX distributes or otherwise sells or conveys such non-cash assets to its stockholders;

in each case, net of all expenses, commissions and other fees or obligations incurred, all taxes required to be accrued and reasonable reserves for the after-tax cost of any indemnification (including environmental indemnification) payments and in each case net of all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition.

	 "Non-Recourse Debt" means any Debt issued pursuant to any agreement or instrument which limits the liability of the borrower to the collateral securing such Debt, so long as such collateral does not include any assets within or constituting a part of Contract
Area Block A (as defined in the Contract of Work dated
December 30, 1991 between the Republic of Indonesia and
PT-FI).

	 "Offer to Purchase" means an offer by the Issuer to purchase Securities in accordance with the provisions of Sections 14.6 or 14.7.

	 "Officers' Certificate" means a certificate signed by the chairman of the board or the president or any vice president (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Issuer or FCX, as applicable, and delivered to the Trustee. Each such certificate shall include the statements provided for in Section
11.5, if and to the extent required hereby.

	 "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer or FCX, as applicable, or who may be other counsel satisfactory to the Trustee.
Each such opinion shall include the statements provided for in Section 11.5, if and to the extent required hereby.

	 "Outstanding", when used with reference to Securities, shall, subject to the provisions of Section
7.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

	 (a)  Securities theretofore cancelled by the
     Trustee or delivered to the Trustee for
     cancellation;

	 (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer (if the Issuer shall act as its own paying agent), provided that if such Securities are to be redeemed prior to the Stated Maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

	 (c)  Securities in substitution for which other
     Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.6 (unless proof satisfactory to the Trustee is presented that any of such Securities is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

	 "Permitted Investments" means (i) interest bearing deposit accounts in United States national or state banks having a combined capital and surplus of not less than $100,000,000 and a Moody's Bank Credit Report
Service short-term deposit rating of P-1; (ii) bankers' acceptances drawn on and accepted by commercial banks having a combined capital and surplus of not less than $100,000,000 and a Moody's Bank Credit Report Service short-term deposit rating of P-1; (iii) obligations of the United States of America or any agency or instrumentality of the United States of America; (iv) commercial or finance company paper which is rated A-1 by Standard & Poor's Corporation or P-1 by Moody's
Investors Service; (v) corporate debt securities rated
A-1 by Standard & Poor's Corporation or P-1 by Moody's
Investors Service; (vi) purchase agreements with banking or financial institutions having a combined capital and surplus of not less than $100,000,000 and a Moody's Bank
Credit Report Service short-term deposit rating of P-1 with respect to any of the foregoing obligations or securities; and (vii) money market funds with assets of at least $1,000,000,000 and portfolio guidelines consistent with the foregoing obligations and securities. Such investments shall have maturity dates, or shall be subject to redemption by the holder at the option of the holder, prior to the date which is one year from the date of purchase of such investment.

	 "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

	 "Preferred Stock", as applied to the Capital
Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

	 "PT-FI" means P.T. Freeport Indonesia Company, a limited liability company organized under the laws of Indonesia and also domesticated in Delaware, and its successors and assigns.

	 "PT-FI Credit Agreement" means the Amended
Credit Agreement, dated as of June 1, 1993, among PT-FI,
FTX, FCX, certain banks from time to time parties thereto, Morgan Guaranty Trust Company of New York, as trustee for certain purposes of such agreement, and Chemical Bank, as agent.

	 "PT-FI Note" means the note to be issued by PT-
FI to the Issuer pursuant to Section 3.9, such note to be in substantially the form set forth in Annex I hereto.

	 "Purchase Date" means, in connection with a Purchase Event or an Asset Disposition Offer, the purchase date (which shall not be earlier than 30 days or later than 60 days from the date a notice of a Purchase Event or an Asset Disposition Offer is mailed).

	 "Purchase Event" means the occurrence of a Change of Control followed by a Rating Decline within the period of 60 days following the first public announcement of the circumstances giving rise to that Change of Control (the "Announcement") (which period shall be extended if during such 60 days either both
Rating Agencies shall have placed FCX on credit watch or one of the Rating Agencies shall have placed FCX on credit watch and the other Rating Agency shall have made the determination described in the definition of Rating
Decline, until such time as it can be determined that there has been a Rating Decline).

	 "Rating Agency" means Standard & Poor's Rating
Group and its successors ("S&P") and Moody's Investors
Service, Inc. and its successors ("Moody's"), or, if S&P and Moody's both shall not make a rating of the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by FCX which shall be substituted for S&P or Moody's or both, as the case may be.

	 "Rating Category" means each major rating category symbolized by (x) in the case of S&P, AAA, AA, A, BBB, BB, B, CCC, CC and C and each such Rating
Category shall include pluses or minuses ("gradations") modifying such capital letters; (y) in the case of Moody's, Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C and each such Rating Category shall include added numerals such as 1, 2 or 3 ("gradations") modifying such letters; and
(2) with respect to any other Rating Agency, comparable or equivalent symbols.

	 "Rating Decline" shall be deemed to have occurred if the Securities shall be rated by each of the Rating Agencies at a rating which is lower than the rating of the Securities by such Rating Agency on the day before the Announcement by more than one gradation
(whether or not within the same Rating Category).

	 "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities.

	 "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

	 "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

	 "Responsible Officer", when used with respect to the Trustee means the Chairman of the Board of Directors, the President, the Secretary, the Treasurer, or any other officer of the Trustee customarily performing corporate trust functions.

	 "Sale/Leaseback Transaction" means an
arrangement relating to property now owned or hereafter acquired whereby a Person transfers such property to another Person and the transferor leases it from such Person.

	 "Securities Act" means the Securities Act of
1933, as amended.

	 "Security" or "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any securities authenticated and delivered under this Indenture.

	 "Security Registrar" means the Trustee or any successor Security Registrar appointed by the Issuer.

	 "Senior Debt" of any Person means any Debt of such Person unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinated in right of payment to the Securities;
provided, however, that Senior Debt shall not be deemed to include (1) any obligation of such Person to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by such Person or (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including
Guarantees thereof or instruments evidencing such liabilities).

	 "Significant Subsidiary" means any Subsidiary of FCX which at the time of determination either (A) had assets which, as of the date of FCX's most recent quarterly consolidated balance sheet, constituted at least 5% of FCX's total assets on a consolidated basis as of such date, or (B) had revenues for the 12-month period ending on the date of FCX's most recent quarterly consolidated statement of income which constituted at least 5% of FCX's total revenues on a consolidated basis for such period.

	 "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the purchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

	 "Subsidiary" of a Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or any of its Subsidiaries, and any partnership of which more than 50% of the partnership interests are owned, directly or indirectly, by such Person or any of its Subsidiaries.

	 "Transferee Subsidiary" means any Subsidiary of FCX to which PT-FI has transferred, after the date hereof, plant, property and equipment with an aggregate net book value on the date of transfer in excess of $10,000,000.

	 "Trust Indenture Act of 1939" (except as otherwise provided in Sections 8.1 and 8.2) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.

	 "Trustee" means the entity identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Six, shall also include any successor trustee.

	 "Underlying Additional Amount" means payment to the Issuer by PT-FI, AFIC or an Infrastructure Affiliate of such amounts as may be necessary so that every net payment of principal of, or interest on, the PT-FI Note or any Underlying Note, as the case may be, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon the holder of the PT-FI Note or any Underlying Note by reason of the making of such payment or deemed payment by the United States, The Netherlands and Indonesia or any political subdivision or taxing authority of or in any of them, will not be less than the amount provided for in the PT-FI Note or such Underlying Note, as the case may be.

	 "Underlying Note" means a note to be issued by AFIC or an Infrastructure Affiliate to the Issuer pursuant to Section 3.10, each such note to be in substantially the form set forth in Annex II.

	 "Undeveloped Mining Assets" means the rights to explore for, mine, process, store and transport minerals and any assets or facilities used in connection with such rights or the exercise thereof; provided that the term "Undeveloped Mining Assets" shall not include
(i) any such rights with respect to Contract Area
Block A (as defined in the Contract of Work dated
December 30, 1991 between the Republic of Indonesia and
PT-FI), (ii) any assets or facilities used in connection with mining or processing on Contract Area Block A or
(iii) any such rights, assets or facilities to the extent acquired or developed with the proceeds of an Asset Disposition.

	 "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

	 "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.


		       ARTICLE TWO

	       ISSUE, EXECUTION, FORM AND
	       REGISTRATION OF SECURITIES


	 SECTION 2.1  Authentication and Delivery of
Securities. Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities in an aggregate principal amount not in excess of the amount specified in the form of Security hereinabove recited (except as otherwise provided in Sections 2.5, 2.6, 2.8, 8.5, 12.3, 14.6(d) and 14.7(f)) may be
executed by the Issuer and upon endorsement thereon of the FCX Guarantee, delivered to the Trustee for authentication and the Trustee shall thereupon authenticate and deliver such Securities to or upon the order of the Issuer (contained in an Company Order), without any further action by the Issuer.

	 SECTION 2.2  Execution of Securities.  The
Securities shall be signed on behalf of the Issuer by any of its Managing Directors. Such signature may be the manual or facsimile signature of the present or any future such officer. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.

	 In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such Person as, at the actual date of the execution of such Security, shall be the proper officer of the Issuer, although at the date of the execution and delivery of this Indenture any such Person was not such officer.

	 SECTION 2.3  Certificate of Authentication.
Only such Securities as shall bear thereon a certificate of authentication substantially in the form herein before recited, executed by the Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer on which the FCX Guarantee executed by FCX is endorsed shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

	 SECTION 2.4  Form, Denomination and Date of
Securities; Payments of Interest.  The Securities, the
FCX Guarantee and the Trustee's certificate of authentication shall be substantially in the respective forms recited above. The Securities shall be issuable in registered form in denominations of $1,000 or integral multiples thereof. The Securities shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plans as the chairman or the officers of the Issuer executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof.

	 Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

	 Each Security shall be dated the date of its authentication and shall mature on __________ ___, 2001.
The Securities shall bear interest from such dates, and such interest shall be payable on the dates and payable at the rate specified on the face of the form of the Security recited above.

	 The Person in whose name any Security is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except in the case of any such transfer or exchange if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall then cease to be payable to the Holder on such record date by virtue of having been such Holder and shall be paid to the Persons in whose names Outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of Securities not less than 15 days preceding such subsequent record date. The term "record date" as used with respect to any interest payment date
(except a date for payment of defaulted interest) for the Securities shall mean the close of business on the _________ __ or ____________ __ preceding such interest payment date, whether or not such day is a Business Day.

	 SECTION 2.5  Registration, Transfer and
Exchange. The Issuer will cause to be kept at the office or agency to be maintained for the purpose as provided in Section 3.2 a register in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register shall be open for inspection by the Trustee.

	 Any Security or Securities may be exchanged for a Security or Securities of other authorized denominations in an equal aggregate principal amount with the FCX Guarantee endorsed thereon. Securities to be exchanged shall be surrendered at the office or agency to be maintained by the Issuer for the purpose as provided in Section 3.2, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding with the FCX Guarantee endorsed thereon.

	 Upon due presentation for registration of transfer of any Security at any such office or agency, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities in authorized denominations for a like aggregate principal amount with the FCX Guarantee endorsed thereon.

	 All Securities presented for registration of transfer, exchange, redemption, purchase or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

	 The Issuer may require payment of a sum
sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

	 The Issuer shall not be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

	 All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

	 SECTION 2.6  Mutilated, Defaced, Destroyed,
Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Security with the FCX
Guarantee endorsed thereon, bearing a number not contemporaneously outstanding in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them and FCX harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof. In the case of a mutilated or defaced Security, the applicant for a substitute Security shall surrender such mutilated or defaced Security to the Trustee.

	 Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses
(including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, with the Holder's consent, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them or FCX may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

	 Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer and FCX, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other
Securities duly authenticated and delivered hereunder.
All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

	 SECTION 2.7  Cancellation of Securities;
Disposition Thereof. All Securities surrendered for payment, redemption, purchase, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.
The Trustee shall dispose of cancelled Securities held by it and deliver a certificate of disposition to the Issuer unless the Issuer shall direct that cancelled
Securities be returned to it. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

	 SECTION 2.8  Temporary Securities.  Pending the
preparation of definitive Securities, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee) with the FCX Guarantee endorsed thereon. Temporary Securities shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive
Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities with the FCX Guarantee endorsed thereon and thereupon temporary
Securities may be surrendered in exchange therefor without charge at the office or agency to be maintained by the Issuer for the purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of authorized denominations with the FCX Guarantee endorsed thereon.
Until so exchanged the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.


		      ARTICLE THREE

		 COVENANTS OF THE ISSUER


	 SECTION 3.1  Payment of Principal and Interest.
The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid in U.S. dollars the principal of, and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in the Securities and this Indenture.
Each installment of interest on the Securities may be paid by mailing checks for such interest payable to or upon the written order of the Holders of Securities entitled thereto as they shall appear on the registry books of the Issuer.

	 SECTION 3.2  Offices for Payments, etc.  So
long as any of the Securities remain Outstanding, the Issuer will maintain in the Borough of Manhattan, The
City of New York, the following: (a) an office or agency where the Securities may be presented for payment, (b) an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) an office or agency where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be served. The Issuer will give to the Trustee prompt written notice of the location of any such office or agency and of any change of location thereof. The
Issuer hereby initially designates the Corporate Trust
Office of the Trustee as the office or agency for each such purpose. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

	 The Issuer will cause to be kept a register at the office of the Security Registrar in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed Security Registrar for the purpose of registering Securities and transferring Securities as herein provided.

	 The Issuer may from time to time designate one or more additional offices or agencies where the Securities may be presented for payment, where the Securities may be presented for exchange as provided in this Indenture and where the Securities may be presented for registration of transfer as in this Indenture provided, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in the first paragraph of this Section.
The Issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.

	 SECTION 3.3  Appointment to Fill a Vacancy in
Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.9, a Trustee, so that there shall at all times be a Trustee hereunder.

	 SECTION 3.4  Paying Agents.  Whenever the
Issuer shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

	 (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities or of the Trustee, and

	 (b)  that it will give the Trustee prompt
     notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable, and

	 (c)  that it will at any time during the
     continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.

	 The Issuer will, at least one Business Day prior to each due date of the principal of or interest on the Securities, deposit with the paying agent a sum sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

	 If the Issuer shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Issuer will promptly notify the Trustee of any failure to take such action.

	 Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

	 Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.3 and 10.4.

	 SECTION 3.5  Written Statement to Trustee.  The
Issuer will deliver to the Trustee on or before March 1 in each year (beginning with March 1, 1995) a brief certificate (which need not comply with Section 11.5) from the Issuer signed by its principal executive officer, principal financial officer or principal accounting officer stating that in the course of the performance by the signer of his duties as an officer of the Issuer, he would normally have knowledge of any Default or non-compliance by the Issuer in the performance or fulfillment of any covenant, agreement or condition of the Issuer, contained in this Indenture, stating whether or not he has knowledge of any such Default or non-compliance and, if so, specifying each such Default or non-compliance of which the signer has knowledge and the nature thereof.

	 SECTION 3.6  Corporate Existence.  Subject to
Article Nine, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises;
provided that the Issuer shall not be required to preserve its corporate existence or any such right or franchise if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Securities.

	 SECTION 3.7  Payment of Taxes and Other Claims.
The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent,
(1) taxes, assessments and governmental charges levied or imposed upon the Issuer or upon the income, profits or property of the Issuer, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Issuer;
provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith in appropriate proceedings.

	 SECTION 3.8  Additional Amounts.  The Issuer
hereby agrees that any amounts to be paid by the Issuer with respect to each Security shall be paid without deduction or withholding for any and all present and future tax, assessment or other governmental charge imposed upon such Holder by reason of the making of such payment or deemed payment by or for the account of the United States, The Netherlands or Indonesia or any political subdivision or taxing authority thereof or therein or, if deduction or withholding of any such tax, assessment or other governmental charge shall at any time be required by the United States, The Netherlands or Indonesia or any such subdivision or authority, the Issuer will (subject to compliance by the Holder or beneficial owner of such Security with any relevant administrative requirements) pay such additional amounts in respect of principal, premium, if any, and interest
("Additional Amounts") as may be necessary in order that the net amounts paid to the Holder of such Security or the Trustee, as the case may be, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, and interest, as specified in the Security, to which such Holder or the Trustee is entitled; provided, however, that payments for or on account of the following shall be excluded from the above definition of "Additional Amounts":

	 (a) any tax assessment or other governmental charge imposed by the United States or any political or taxing authority thereof or therein which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein, (ii) such Holder's past or present status as a personal holding company, foreign personal holding company or controlled foreign corporation with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or (iii) such Holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of FCX or certain affiliates of FCX;

	 (b) any tax, assessment or other governmental charge imposed by The Netherlands or any political subdivision or taxing authority thereof or therein which would not have been imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and The Netherlands, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen, resident or deemed resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein;

	 (c) any tax, assessment or other governmental charge imposed by Indonesia or any political subdivision or taxing authority thereof or therein which would not have been imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and Indonesia including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein;

	 (d) any tax, assessment or other governmental charge that would not have been imposed but for the presentation of a Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

	 (e)  any estate, inheritance, gift, sales,
     transfer, personal property or similar tax, assessment or other governmental charge;

	 (f) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of the principal of or interest on a Security;

	 (g) any tax, assessment or other governmental charge which would not have been imposed but for the failure of the Holder to comply with certification, information or other reporting requirements concerning the nationality, residence, identity or connections of the Holder or beneficial owner of such Security (i) with the United States, if the tax, assessment or governmental charge is imposed by the United States or any political subdivision or taxing authority thereof or therein,
     (ii) with The Netherlands, if the tax, assessment or governmental charge is imposed by The
     Netherlands or any political subdivision or taxing authority thereof or therein, and (iii) with Indonesia, if the tax, assessment or governmental charge is imposed by Indonesia or any political subdivision or taxing authority thereof or therein, if in each case such compliance is required by statute or by regulation of the respective taxing authority to establish entitlement from such tax, assessment or other governmental charge; or

	 (h)  any combination of items (a), (b), (c),
     (d), (e), (f) and (g);

nor shall Additional Amounts be paid to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the Securities to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of the Securities would not have been entitled to payment of Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Security.

	 Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional
Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

	 At least 10 days prior to each date on which payment of principal and any premium or interest is to be made, if there has been any change with respect to the matters set forth in the below-mentioned Officers'
Certificate, the Issuer will furnish the Trustee and the Issuer's principal paying agent or paying agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such paying agent or paying agents whether such payment of principal of any premium or interest on the Securities shall be made to Holders of Securities without withholding for or on account of any tax, assessment or other governmental charge. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Issuer or FCX, as the case may be, will pay to the Trustee or such paying agent or paying agents the Additional Amounts required by this Section. The Issuer and FCX shall indemnify the Trustee and any paying agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

	 SECTION 3.9  Initial Application of Proceeds.
The Issuer covenants and agrees that, immediately following the receipt by the Issuer of the proceeds from the sale of the Securities, it will lend such proceeds in their entirety to PT-FI; provided, however, that it shall be a condition to the Issuer's obligation to make such loan that PT-FI shall simultaneously deliver to the Issuer the PT-FI Note, in substantially the form set forth in Annex I to this Indenture, in aggregate principal amount equal to $____ and duly executed by PT-
FI.

	 SECTION 3.10  Subsequent Application of
Proceeds. (a) Upon receipt by the Issuer from time to time of written notice from AFIC or an Infrastructure
Affiliate, setting forth (i) the EIP Assets to be purchased by AFIC or such Infrastructure Affiliate, as the case may be, (ii) the aggregate purchase price for such EIP Assets, (iii) the U.S. dollar amount to be borrowed by AFIC or such Infrastructure Affiliate, as the case may be, and (iv) the proposed date of such purchase (an "EIP Purchase Notice"), the Issuer covenants and agrees that it will (A) require PT-FI to repay all or a portion of the outstanding principal amount of the PT-FI Note in an amount equal to the U.S.
dollar amount specified in such EIP Purchase Notice, on the purchase date specified therein, and
(B) simultaneously cause the amount so repaid by PT-FI to be lent to AFIC or such Infrastructure Affiliate, as the case may be; provided, however, that it shall be a condition to the Issuer's obligation to make each loan to AFIC or any Infrastructure Affiliate that (1) PT-FI shall have repaid the PT-FI Note to the extent required by the Issuer; and (2) AFIC or such Infrastructure
Affiliate shall simultaneously deliver (i) to the Issuer, an Underlying Note, in substantially the form set forth in Annex II to this Indenture, in aggregate principal amount equal to the U.S. dollar amount specified in the related EIP Purchase Notice and duly executed by AFIC or such Infrastructure Affiliate (or, if AFIC or such Infrastructure Affiliate shall have previously delivered an Underlying Note to the Issuer, an appropriate entry shall be made in Schedule A to such Underlying Note evidencing an increase in aggregate principal amount of such Underlying Note equal to the U.S. dollar amount specified in the related EIP Purchase
Notice); and (ii) to the Issuer and the Trustee, opinions, dated the date of such delivery, of Indonesian counsel to AFIC or such Infrastructure Affiliate and of United States counsel to AFIC or such Infrastructure
Affiliate, substantially to the effect set forth in Annex III to this Indenture. The aggregate amount outstanding at any one time under all Underlying Notes delivered in accordance with the terms hereof shall not exceed $____________.

	 (b)  The Issuer may, at its election, require
AFIC or an Infrastructure Affiliate to repay all or a portion of an Underlying Note if, within 60 days of receipt of the proceeds of such repayment, the amount repaid is (i) used by the Issuer to redeem or repurchase
Securities in accordance with the provisions of this Indenture or (ii) loaned by the Issuer to PT-FI, AFIC or an Infrastructure Affiliate; provided, that, in connection with any such loan, (A) in the case of PT-FI, the change in aggregate principal amount of the PT-FI
Note is reflected in Schedule A to such PT-FI Note, in accordance with the terms thereof, or (B) in the case of AFIC or such Infrastructure Affiliate, AFIC or such Infrastructure Affiliate executes and delivers a note in substantially the form of an Underlying Note (or, if AFIC or such Infrastructure Affiliate shall have previously delivered an Underlying Note to the Issuer, an appropriate entry shall be made in Schedule A to such Underlying Note evidencing the change in aggregate principal amount of such Underlying Note) and, in any such case, legal opinions in substantially the same form as those required by Section 3.10(a) are received by the Issuer and the Trustee from counsel to PT-FI, AFIC or such Infrastructure Affiliate.

	 SECTION 3.11  Limitation on Other Business
Activities. The Issuer shall not engage in any business, service or other activity other than the issuance and sale of the Securities, making the proceeds thereof available to AFIC, PT-FI or an Infrastructure
Affiliate in accordance with the terms of this Indenture, enforcing its rights under the PT-FI Note and the Underlying Notes and taking such other actions as are called for by this Indenture.

	 SECTION 3.12  Maintenance of Title.  The Issuer
shall take, or cause to be taken, all action required or desirable to maintain good and valid title to the PT-FI
Note and any Underlying Notes.

	 SECTION 3.13  Performance, Enforcement and
Amendment of PT-FI Note and Underlying Notes.  (a)  The
Issuer will at all times diligently and expeditiously enforce all rights and obligations under the PT-FI Note and any Underlying Note, and maintain the PT-FI Note and any Underlying Note in full force and effect (except to the extent of an expiration by its terms), all in accordance with the terms thereof.

	 (b)  The Issuer will not amend, modify,
supplement, terminate or waive any provision of, or exercise any election or right of approval, or permit or suffer to occur any of the foregoing, under the PT-FI
Note and any Underlying Note unless the Issuer shall have given the Trustee prior written notice of such amendment, modification, supplement, termination or waiver together with a description of the reason(s) for and effect thereof and the effect of such amendment, modification, supplement, termination, waiver, election, permission or sufferance is not adverse to the Issuer or the Securityholders.

	 (c)  The Issuer shall not consent to any
amendment, waiver or termination of the Master Services
Agreement unless such amendment, waiver or termination satisfies the requirements of Section __ of the Master
Services Agreement.

	 SECTION 3.14  Limitation on Liens.  The Issuer
shall not create, incur, assume or suffer to exist any Lien upon any of its assets, including without limitation the PT-FI Note and any Underlying Notes.


		      ARTICLE FOUR

	       SECURITYHOLDERS' LISTS AND
	  REPORTS BY THE ISSUER AND THE TRUSTEE


	 SECTION 4.1  Issuer and FCX to Furnish Trustee
Information as to Names and Addresses of Securityholders. The Issuer and FCX each covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities:

	 (a)  semiannually and not more than 15 days
     after each          __ and        __, and

	 (b)  at such other times as the Trustee may
     request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished,

provided that if and so long as the Trustee shall be the Security Registrar, such list shall not be required to be furnished.

	 SECTION 4.2  Preservation and Disclosure of
Securityholders' Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Securities contained in the most recent list furnished to it as provided in Section
4.1 or maintained by the Trustee in its capacity as Security Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section
4.1 upon receipt of a new list so furnished.

	 (b)  In case three or more Holders of
Securities (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities with respect to their rights under this Indenture or under such Securities and it is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

	 (i)  afford to such applicants access to the
     information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, or

	(ii)  inform such applicants as to the
     approximate number of such Holders of Securities whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

	 If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said
Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender;
otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

	 (c) Each and every Holder of the Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

	 SECTION 4.3  Reports by the Issuer.  The Issuer
covenants that it will file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange
Act.

	 SECTION 4.4  Reports by the Trustee.  (a)
Within 60 days after (November 15) of each year commencing with the first (November 15) following the issuance of the Securities, the Trustee shall transmit by mail to all Holders, as provided in Subsection (c) of this Section, a brief report dated as of such (November
15) with respect to any of the following events which may have occurred during the twelve months preceding the date of such report (but if no such event has occurred within such period, no report need be transmitted):

	 (i)  any change to its eligibility under
     Section 6.8 and its qualification under Section
     310(b) of the Trust Indenture Act of 1939;

	 (ii) the creation of or any material change to a relationship specified in Section 310(b)(1) through 310(b)(10) of the Trust Indenture Act of 1939;

	(iii)  the character and amount of any advances
     (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities outstanding on the date of such report;

	 (iv) any change to the amount, interest rate, and maturity date of all other indebtedness owing by the Issuer (or by any other obligor on the Securities) to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 311(b)(2), (3), (4) or (6) of the Trust Indenture Act of 1939;

	 (v) any change to the property and funds, if any, physically in the possession of the Trustee
     (as such) on the date of such report;

	 (vi) any additional issue of securities which the Trustee has not previously reported; and

	(vii)  any action taken by the Trustee in the
     performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 5.11.

	 (b)  The Trustee shall transmit to the
Securityholders, as provided in subsection (c) of this Section, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of this Indenture) for the reimbursement of which it claims or may claim a lien or charge prior to that of the Securities on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this subsection (b), except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of Securities outstanding at such time, such report to be transmitted within 90 days after such time.

	 (c) Reports pursuant to this Section shall be transmitted by mail to all registered Holders of Securities, as the names and addresses of such Holders appear upon the registry books of the Issuer.

	 (d) A copy of each such report shall, at the time of such transmission to Securityholders, be furnished to the Issuer and be filed by the Trustee with each stock exchange upon which the Securities are listed and also with the Commission. The Issuer agrees to notify the Trustee when and as the Securities become admitted to trading on any national securities exchange.


		      ARTICLE FIVE

	       REMEDIES OF THE TRUSTEE AND
	   SECURITYHOLDERS ON EVENT OF DEFAULT


	 SECTION 5.1  Event of Default Defined;
Acceleration of Maturity; Waiver of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing, that is to say:

	 (a) default in the payment of all or any part of the principal of any of the Securities as and when the same shall become due and payable either at maturity, by declaration, upon redemption, pursuant to an Offer to Purchase or otherwise; or

	 (b) default in the payment of any instalment of interest or any Additional Amounts upon any of the Securities as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

	 (c) failure on the part of the Issuer or FCX to comply with the covenants contained in Sections
     9.1 and 14.1, respectively; or

	 (d) failure on the part of the Issuer or FCX duly to observe or perform any of the other covenants or agreements on the part of the Issuer or FCX contained in the Securities or in this Indenture, but only if such failure continues for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Issuer or FCX, as applicable, remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer and FCX by the Trustee, or to the Issuer and FCX and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; or

	 (e) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer, FCX, AFIC, any Infrastructure Affiliate, PT-FI or any Significant
     Subsidiary in an involuntary case or proceeding under any applicable Insolvency Law or (B) a decree or order adjudging the Issuer, FCX, AFIC, any Infrastructure Affiliate, PT-FI or any Significant
     Subsidiary a bankrupt or insolvent under an applicable Insolvency Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, FCX, AFIC, any Infrastructure Affiliate,
     PT-FI or any Significant Subsidiary or of any substantial part of the property of the Issuer, FCX, AFIC, any Infrastructure Affiliate, PT-FI or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Issuer, FCX, AFIC, any Infrastructure Affiliate, PT-FI or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

	 (f) the commencement by the Issuer, FCX, AFIC, any Infrastructure Affiliate, PT-FI or any Significant Subsidiary of a voluntary case or proceeding under any applicable Insolvency Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer, FCX, AFIC, any Infrastructure Affiliate,
     PT-FI or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Issuer, FCX, AFIC, any Infrastructure Affiliate,
     PT-FI or any Significant Subsidiary in an involuntary case or proceeding under any applicable
     Insolvency Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer, FCX, AFIC, any Infrastructure
     Affiliate, PT-FI or any Significant
     Subsidiary, or the filing by the Issuer, FCX, AFIC, any Infrastructure Affiliate, PT-FI or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Insolvency Law, or the consent by the Issuer, FCX, AFIC, any Infrastructure Affiliate,
     PT-FI or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer, FCX, AFIC, any Infrastructure
     Affiliate, PT-FI or any Significant
     Subsidiary, or of any substantial part of the property of the Issuer, FCX, AFIC, any Infrastructure Affiliate, PT-FI or any Significant
     Subsidiary, or the making by the Issuer, FCX, AFIC, any Infrastructure Affiliate, PT-FI or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Issuer, FCX, AFIC, any Infrastructure Affiliate,
     PT-FI or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action
     (which shall involve the passing of one or more resolutions of the Board of Directors or the Board of Commissioners, as the case may be, or a committee thereof) by the Issuer, FCX, AFIC, any Infrastructure Affiliate, PT-FI or any Significant
     Subsidiary in furtherance of any such action; or

	 (g) the acceleration of the maturity or non-payment within any applicable grace period after final maturity of any Indebtedness of the Issuer, FCX, AFIC, any Infrastructure Affiliate, PT-FI or any Significant Subsidiary in a principal amount exceeding $20,000,000 or the equivalent thereof in any other currency or composite currency if, in the case of an acceleration, such acceleration has not been rescinded or annulled within a period of 30 days; provided, however, that this clause (g) shall not apply to Non-Recourse Debt or Debt described in clause (v) of the definition of Debt herein; or

	 (h) the rendering of one or more judgments or decrees for the payment of money in an aggregate equal to or in excess of $20,000,000 (calculated net of any insurance coverage that the insurer has irrevocably acknowledged to the Issuer, FCX, AFIC, any Infrastructure Affiliate, PT-FI or any Significant Subsidiary as covering such judgment in whole or in part) against the Issuer, FCX, AFIC, any Infrastructure Affiliate, PT-FI or any Significant Subsidiary and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days after any such judgment or decree becomes final and nonappealable during which such judgment or decree is not vacated, discharged, stayed or bonded pending appeal or the execution thereof stayed; or

	 (i)  The FCX Guarantee shall cease for any
     reason to be in full force and effect or FCX shall assert that the FCX Guarantee is not in full force and effect,

then, and in each and every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding hereunder, by notice in writing to the Issuer or FCX (and to the Trustee if given by Securityholders), may declare the entire principal, plus accrued and unpaid interest, if any, and Additional Amounts, if any, through the date of the declaration of acceleration of all the Securities, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. This provision, however, is subject to the condition that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer or FCX shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest and Additional Amounts, if any, upon all the Securities and the principal of any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, and Additional
Amounts, if any, at the same rate as the rate of interest specified in the Securities, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under this Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein--then and in every such case the Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Issuer and FCX and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or shall impair any right consequent thereon.

	 SECTION 5.2  Collection of Indebtedness by
Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case Default shall be made in the payment of any instalment of interest or any Additional Amounts on any of the Securities when such interest or Additional
Amounts shall have become due and payable and such Default shall have continued for a period of 30 days or
(b) in case Default shall be made in the payment of all or any part of the principal of any of the Securities when the same shall have become due and payable, whether upon maturity or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all such Securities for principal, Additional Amounts, if any, or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest and Additional Amounts, if any, at the same rate as the rate of interest specified in the Securities); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

	 Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities and Additional Amounts, if any, to the registered Holders, whether or not the Securities are overdue.

	 Without limiting the rights of the Trustee under the FCX Guarantee, in case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or any other obligor upon the Securities, wherever situated the moneys adjudged or decreed to be payable.

	 In case of any judicial proceeding relating to the Issuer, FCX or any other obligor upon the Securities, or the property or creditors of the Issuer, FCX or any such obligor, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act of 1939 in order to have claims of the Holders and the Trustee allowed in any such proceeding.

	 The Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf, and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor
Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.6.

	 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

	 All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities.

	 In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect of which such action was taken, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

	 SECTION 5.3  Application of Proceeds.  Any
moneys collected by the Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

	 FIRST: To the payment of costs and expenses including any and all amounts due the Trustee under
     Section 6.6;

	 SECOND:  In case the principal of the
     Securities shall not have become and be then due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest, and Additional Amounts, if any, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in the Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

	 THIRD: In case the principal of the Securities shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal and interest, with interest upon the overdue principal, and Additional Amounts, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal and interest and Additional Amounts, if any, without preference or priority of principal over interest, or of interest over principal, or of any instalment of interest over any other instalment of interest, or of interest over the Additional
     Amounts, or of Additional Amounts over interest or of any Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest; and

	 FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

	 SECTION 5.4  Suits for Enforcement.  In case an
Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

	 SECTION 5.5  Restoration of Rights on
Abandonment of Proceedings. In case the Trustee or any Securityholder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Securityholder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Securityholders shall be restored severally and respectively to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

	 SECTION 5.6  Limitations on Suits by
Securityholders. No Holder of any Security shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding, judicial or otherwise, at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of a continuing Event of Default as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9;
it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder of the Securities and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other
Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

	 SECTION 5.7  Unconditional Right of
Securityholders to Receive Principal, Premium and
Interest, and Additional Amounts, if any, and to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of, premium, if any, Additional Amounts, if any, and interest on such Security and any interest in respect of a Default in the payment of any such amounts, on or after the respective due dates expressed in such Security or Redemption Dates or Purchase Dates prescribed for therein, or to institute suit for the enforcement of any such payment rights on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

	 SECTION 5.8  Powers and Remedies Cumulative;
Delay or Omission Not Waiver of Default. Except as provided in Section 2.6 and 5.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

	 No delay or omission of the Trustee or of any Holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders, as the case may be.

	 SECTION 5.9  Control by Securityholders.  The
Holders of a majority in aggregate principal amount of the Securities at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may expose the Trustee to personal liability or if the Trustee in good faith by its board of directors or the executive committee thereof shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

	 Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Securityholders.

	 SECTION 5.10  Waiver of Past Defaults.  Prior
to the declaration of the maturity of the Securities as provided in Section 5.1, the Holders of a majority in aggregate principal amount of the Securities at the time
Outstanding may on behalf of the Holders of all the Securities waive any past Default or Event of Default hereunder and its consequences, except a Default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected (including, without limitation, the provisions with respect to payment of principal of and interest on such Security).

	 Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other
Default or Event of Default or impair any right consequent thereon.

	 SECTION 5.11  Trustee to Give Notice of
Default, But May Withhold in Certain Circumstances.  The
Trustee shall, at the Issuer's expense, transmit to the Holders of Securities, as the names and addresses of such Holders appear on the registry books, notice by mail of all defaults known to the Trustee, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest or any Additional Amounts on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Securityholders.

	 SECTION 5.12  Right of Court to Require Filing
of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit other than the Trustee of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit including the Trustee, having due regard to the merits and good faith of the claims or defenses made by such party litigant;
but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders holding in the aggregate more than 10% in aggregate principal amount of the Securities outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of, premium, if any, Additional Amounts, if any, or interest on any Security.

	 SECTION 5.13  Waiver of Stay or Extension Laws.
The Issuer and FCX each covenants (to the extent that each of them may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and FCX (to the extent that each of them may lawfully do so) each hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


		       ARTICLE SIX

		 CONCERNING THE TRUSTEE


	 SECTION 6.1  Duties and Responsibilities of the
Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred
(which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

	 No provision of this Indenture shall be
construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

	 (a)  prior to the occurrence of an Event of
     Default and after the curing or waiving of all such Events of Default which may have occurred:

	      (i)  the duties and obligations of the
	 Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

	     (ii)  in the absence of bad faith on the
	 part of the Trustee, the Trustee may
	 conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

	 (b)  the Trustee shall not be liable for any
     error of judgment made in good faith by a Responsible Officer or Responsible Officers of the
     Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     and

	 (c)  the Trustee shall not be liable with
     respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 5.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

	 None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity from the Issuer or FCX against such liability is not reasonably assured to it.

	 SECTION 6.2  Certain Rights of the Trustee.
Subject to Section 6.1:

	 (a)  the Trustee may rely and shall be
     protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

	 (b) any request, direction, order or demand of the Issuer or FCX mentioned herein shall be sufficiently evidenced by an Officers' Certificate
     (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer;

	 (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

	 (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

	 (e)  the Trustee shall not be liable for any
     action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

	 (f)  prior to the occurrence of an Event of
     Default hereunder and after the curing or waiver of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then
     Outstanding, but during an Event of Default or upon reasonable grounds prior to such Event of Default the Trustee, in its discretion, may make such further inquiries or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer or FCX personally or by agent or attorney; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand;
     and

	 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

	 SECTION 6.3  Trustee Not Responsible for
Recitals, Disposition of Securities or Application of
Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.
The Trustee shall not be charged with knowledge of the existence of a Purchase Event, an Asset Disposition or of any default or Event of Default under Section 5.1(d),
(h), (i) or (j) or of the identity of any Infrastructure
Affiliate or Significant Subsidiary unless either (a) a Responsible Officer of the Trustee assigned to its Corporate Trust Office shall have actual acknowledge thereof, or (b) the Trustee shall have received written notice thereof in accordance with Section 11.4 from the Issuer, any Holder or FCX.

	 SECTION 6.4  Trustee and Agents May Hold
Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Section
6.12, if operative, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

	 SECTION 6.5  Moneys Held by Trustee.  Subject
to the provisions of Section 10.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

	 SECTION 6.6  Compensation and Indemnification
of Trustee and Its Prior Claim. The Issuer and FCX, jointly and severally, covenant and agree to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer and FCX, jointly and severally, covenant and agree to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer and FCX, jointly and severally, also covenant to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including but not limited to the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
The obligations of the Issuer and FCX under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional Debt hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional Debt shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, Additional Amounts, if any, or interest on particular Securities, and the Securities are hereby subordinated to such senior claim. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1 or in connection with Article Five hereof, the expenses
(including the reasonable fees and expenses of its counsel) and the compensation for the services in connection therewith are intended to constitute expenses of administration under any bankruptcy law.

	 SECTION 6.7  Right of Trustee to Rely on
Officers' Certificate, etc.  Subject to Sections 6.1 and
6.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate of the Issuer or FCX delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

	 SECTION 6.8  Persons Eligible for Appointment
as Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. Such corporation shall have its principal place of business in The City of New York if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.9.

	 The provisions of this Section 6.8 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act of 1939.

	 SECTION 6.9  Resignation and Removal;
Appointment of Successor Trustee. (a) The Trustee may at any time resign by giving written notice of resignation to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.
If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.
Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

	 (b) In case at any time any of the following shall occur:

	 (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture
     Act of 1939 after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months; or

	(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.8 or
     Section 3.10(a) of the Trust Indenture Act of 1939 and shall fail to resign after written request therefor by the Issuer or by any such Securityholder; or

       (iii)  the Trustee shall become incapable of
     acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.12, any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

	 (c)  The Holders of a majority in aggregate
principal amount of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 7.1 of the action in that regard taken by the Securityholders.

	 (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 6.9 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.10.

	 (e)  The Issuer shall give notice of each
resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such an event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security register. Each notice shall include the name of the successor trustee and the address of its principal corporate trust office.

	 SECTION 6.10  Acceptance of Appointment by
Successor Trustee. Any successor trustee appointed as provided in Section 6.9 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act as such shall, nevertheless, retain a prior claim upon all property or funds held or collected by it to secure any amounts then due to it pursuant to the provisions of Section 6.6.

	 No successor trustee shall accept appointment as provided in this Section 6.10 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 6.8 and Section 310(a) of the Trust Indenture Act of 1939.

	 Upon acceptance of appointment by a successor trustee as provided in this Section 6.10, the Issuer shall mail notice thereof by first-class mail to the Holders of Securities at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.9. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

	 SECTION 6.11  Merger, Conversion, Consolidation
or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 6.8 and Section
310(a) of the Trust Indenture Act of 1939, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

	 In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion, consolidation or succession to business of Trustee.

	 SECTION 6.12  Preferential Collection of Claims
Against the Issuer. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).


		      ARTICLE SEVEN

	     CONCERNING THE SECURITYHOLDERS


	 SECTION 7.1  Evidence of Action Taken by
Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee, the Issuer and FCX, if made in the manner provided in this Article.

	 SECTION 7.2  Proof of Execution of Instruments
and of Holding of Securities. Subject to Sections 6.1 and 6.2, the fact and date of the execution of any instrument by any Securityholder or his agent or proxy, or the authority of such an agent or proxy to execute such an instrument may be proved (a) by the affidavit of a witness of such execution, or (b) by a certificate of a notary public (or other officer authorized by law to take acknowledgments of deeds) as to such execution, or
(c) in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.
The holding of Securities shall be proved by the Security register or by a certificate of the Security
Registrar thereof.

	 SECTION 7.3  Holders to be Treated as Owners.
Prior to due presentment of a Security for registration of transfer, the Issuer, FCX, the Trustee and any agent of the Issuer, FCX or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, premium, if any, Additional Amounts, if any, and interest on such Security and for all other purposes; and neither the Issuer, FCX nor the Trustee nor any agent of the Issuer, FCX or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

	 SECTION 7.4  Securities Owned by Issuer Deemed
Not Outstanding.  In determining whether the Holders of
the requisite aggregate principal amount of Outstanding
Securities have concurred in any direction, consent or
waiver under this Indenture, Securities which are owned
by the Issuer or any other obligor on the Securities or
by any Person directly or indirectly controlling or
controlled by or under direct or indirect common control
with the Issuer or any other obligor on the Securities
shall be disregarded and deemed not to be Outstanding
for the purpose of any such determination, except that
for the purpose of determining whether the Trustee shall
be protected in relying on any such direction, consent
or waiver only Securities which the Trustee knows are so
owned shall be so disregarded.   Securities so owned
which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 6.1 and 6.2, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

	 SECTION 7.5  Right of Revocation of Action
Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration or transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities.

	 SECTION 7.6  Record Date for Consents and
Waivers. The Issuer may, but shall not be obligated to, direct the Trustee to establish a record date for the purpose of determining the Persons entitled to (i) waive any past default with respect to the Securities in accordance with Section 5.10, (ii) consent to any supplemental indenture in accordance with Section 8.2 or
(iii) waive compliance with any term, condition or provision of any covenant hereunder (if this Indenture should expressly provide for such waiver). If a record date is fixed, the Holders of Securities on such record date, or their duly designated proxies, and any such Persons, shall be entitled to waive any such past
Default, consent to any such supplemental indenture or waive compliance with any such term, condition or provision, whether or not such Holder remains a Holder after such record date; provided, however, that unless such waiver or consent is obtained from the Holders, or duly designated proxies, of the requisite principal amount of Outstanding Securities prior to the date which is the 90th day after such record date, any such waiver or consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.


		      ARTICLE EIGHT

		 SUPPLEMENTAL INDENTURES


	 SECTION 8.1  Supplemental Indentures Without
Consent of Securityholders. The Issuer and FCX when authorized by a resolution of their Boards of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

	 (a)  to evidence the succession of another
     corporation or partnership to the Issuer or FCX or successive successions, and the assumption by the successor corporation or partnership of the respective covenants, agreements and obligations of the Issuer or FCX as applicable, under this Indenture or any supplemental indenture;

	 (b) to add to the covenants of the Issuer or FCX such further covenants, restrictions, conditions or provisions or to surrender any right, power or option conferred by this Indenture on the Issuer or FCX as the respective Boards of Directors and the Trustee shall consider to be for the protection or benefit of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default;

	 (c)  to cure any ambiguity or to correct or
     supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; provided, that no action under this clause (c) shall adversely affect the interests of the Securityholders;

	 (d) to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as said Boards of Directors may deem necessary or desirable, provided that no action under this clause (d) shall adversely affect the interests of the Holders;

	 (e) to provide for uncertificated Securities in addition to certificated Securities, so long as such uncertificated Securities are in registered form for United States Federal income tax purposes;

	 (f)  to make any change to comply with any
     requirement of the Commission in connection with the qualification of the Indenture under the Trust
     Indenture Act of 1939, as amended;

	 (g) to evidence and provide for the acceptance of appointment hereunder by a successor trustee; or

	 (h) to allow FCX to directly assume, pursuant to Section 9.3, the due and punctual payment of the principal of, premium, if any, and interest, and Additional Amounts, if any, on all the Securities, and the performance of the covenants in the Indenture on the part of the Issuer to be performed or observed.

	 The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties, immunities or liabilities under this Indenture or otherwise.

	 Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.2.

	 SECTION 8.2  Supplemental Indentures With
Consent of Securityholders. With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, the Issuer and FCX, when authorized by a resolution of their Boards of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities;
provided, that no such supplemental indenture shall (a) change the stated maturity of the principal of, or any installment of interest on, any Security, or alter the principal amount thereof, or alter the rate or extend the time of payment of interest thereon, or any premium payable upon the redemption thereof or any Additional
Amounts payable thereon, or change the place of payment where, or the coin or currency in which, any principal, premium, interest or any Additional Amounts are payable, or reduce or alter the method of computation of any amount payable on redemption or repayment thereof (or the time at which any such redemption may be made), or impair or affect the right of any Securityholder to institute suit for the payment thereof, in each case, without the consent of the Holder of each Security so affected, (b) reduce the aforesaid percentage of principal amount of Securities the consent of the Holders of which is required for any such supplemental indenture to less than a majority, or reduce the percentage of Securities necessary to consent to waive any past Default under this Indenture to less than a majority, or modify any of the provisions of this Section or Section 5.10, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived, in each case, without the consent of the Holder of each Security so affected, (c) following the mailing of an offer in connection with an Asset Disposition Offer or the occurrence of a Purchase Event, modify the Indenture's provisions with respect to such offer in a manner adverse to such Holder without the consent of the Holder of each Security so affected or (d) change in any manner adverse to the interests of the Holders of any Securities the terms and conditions of the obligations of FCX pursuant to the FCX Guarantee without the consent of the Holder of each Security so affected.

	 Upon the request of the Issuer and FCX,
accompanied by copies of resolutions of the Board of Directors of each of the Issuer and FCX (which resolutions may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order) certified by the Secretary or an Assistant Secretary of the Issuer and FCX authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders and other documents, if any, required by Section 7.1 the Trustee shall join with the Issuer and FCX in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties, immunities or liabilities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

	 It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

	 Promptly after the execution by the Issuer, FCX, and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first-class mail to the Holders of Securities at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

	 SECTION 8.3  Effect of Supplemental Indenture.
Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, FCX, and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

	 SECTION 8.4  Documents to Be Given to Trustee.
The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

	 SECTION 8.5  Notation on Securities in Respect
of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture.
If the Issuer or the Trustee shall so determine, new
Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Issuer and FCX, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then Outstanding.


		      ARTICLE NINE

	CONSOLIDATION, MERGER, SALE OR CONVEYANCE


	 SECTION 9.1  Covenant of the Issuer Not to
Merge, Consolidate, Sell or Convey Property Except Under
Certain Conditions. The Issuer may not merge with or into or consolidate with any Person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person and the Issuer shall not permit any Person to consolidate with or merge into the Issuer or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to the Issuer, unless (i) either the Issuer (in the case of a merger) shall be the continuing corporation, or the successor corporation or the Person which acquires by sale, transfer, lease or conveyance all or substantially all of the assets of the Issuer shall be a corporation or partnership organized under the laws of the United States of America or any State thereof or the District of Columbia, or under the laws of The Netherlands, and shall expressly assume, by supplemental indenture, in form satisfactory to the Trustee, executed and delivered to the Trustee by such corporation or partnership pursuant to Article Eight hereof, all of the obligations of the Issuer pursuant to this Indenture and the Securities; (ii) immediately after giving effect to such merger, consolidation, sale, transfer, lease or conveyance (and treating any Debt which becomes an obligation of, or any Lien which applies to any assets of, the resulting, surviving or transferee Corporation or partnership or any Subsidiary of the Issuer as a result of such transaction as having been incurred by such Corporation or partnership or such Subsidiary at the time of such transaction) the Issuer or such successor Corporation or partnership that acquired all or substantially all of the assets of the Issuer, as the case may be, shall not be in Default in the performance of any such covenant or condition and no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) the Issuer and FCX has each delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

	 SECTION 9.2  Successor Corporation or
Partnership Substituted. In case of any such consolidation, merger, sale, transfer, lease or conveyance, and following such an assumption by the successor corporation or partnership, such successor corporation or partnership shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. When the successor corporation assumes all obligations of the Issuer hereunder, all obligations and covenants of the Issuer hereunder or under the Securities shall terminate.

	 Such successor corporation or partnership may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation or partnership, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation or partnership thereafter shall cause to be signed and delivered to the Trustee for that purpose.
All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

	 In case of any such consolidation, merger, sale, transfer, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

	 In the event of any sale, transfer or
conveyance (other than a conveyance by way of lease) covered by this Section 9.2 the Issuer (or any successor corporation or partnership which shall theretofore have become such in the manner described in this Article) shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

	 SECTION 9.3  Assumption by FCX.
Notwithstanding anything in this Article Nine to the contrary, FCX may at any time directly assume, by an indenture supplemental hereto, the due and punctual payment of the principal of, premium, if any, interest and Additional Amounts, if any, on all the Securities and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed
(other than Section 3.11, which shall thereupon be of no further effect) and upon any such assumption under this
Section 9.3, FCX shall succeed to and be substituted for and may exercise every right and power of the Issuer under this Indenture with the same effect as if FCX had been named as the Issuer herein and the Issuer shall be released from all of its (obligations hereunder and under) the Securities; provided, that the covenants that were applicable to FCX as a guarantor under this Indenture prior to such assumption shall continue to be applicable to FCX after such assumption. No such assumption shall be permitted unless FCX has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel for FCX, each stating that such assumption and supplemental indenture comply with this Article.

	 SECTION 9.4  Opinion of Counsel to Trustee.
The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Opinion of Counsel prepared in accordance with Section 11.5 as conclusive evidence that any such consolidation, merger, sale, transfer, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.


		       ARTICLE TEN

	       SATISFACTION AND DISCHARGE
	     OF INDENTURE; UNCLAIMED MONEYS


	 SECTION 10.1  Satisfaction and Discharge of
Indenture. (A) If at any time (a) the Issuer shall have paid or caused to be paid the principal of, premium, if any, Additional Amounts, if any, and interest on all the Securities Outstanding hereunder
(other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.6), as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities theretofore authenticated
(other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.6) or (c) provided that FCX has theretofore assumed the obligations of the Issuer under the Indenture and the Securities as provided in Section 9.3, where the exact amount of principal of and interest, and Additional
Amounts, if any, due on which can be determined at the time of making the deposit referred to in clause (ii) below, (i) all the Securities not theretofore delivered to the Trustee for cancellation (x) shall have become due and payable, or (y) are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 10.4) or direct obligations of the United States of America, backed by its full faith and credit ("U.S. Government Obligations"), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash not later than one day before the due date of payments in respect of the Securities, or a combination thereof, sufficient (without investment of such cash or reinvestment of any interest or proceeds from such U.S.
Government Obligations) in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, Additional Amounts, if any, and interest on all Securities on each date that such principal, premium, if any, Additional Amounts, if any, or interest is due and payable; and if, in any such case, the Issuer or FCX shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture and the Guarantee shall cease to be of further effect
(except as to (i) rights of registration of transfer and exchange of Securities, and the Issuer's right of optional redemption, if any, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen
Securities, (iii) rights of the Holders of Securities to receive from the property so deposited payments of principal thereof, premium, if any, and interest and any Additional Amounts upon the original stated due dates therefor (but not upon acceleration) or the Redemption
Date therefor, as the case may be, (iv) the rights, obligations and immunities of the Trustee hereunder, including any right to compensation, reimbursement of expenses and indemnification under Section 6.6, (v) the rights of the Holders of Securities as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Issuer under Sections 3.2, 3.3 and 3.4, Article Eight (solely insofar as it relates to the surviving rights and obligations with respect to the Securities), Article Ten and Article Twelve, and the
Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel stating that the provisions of this Section have been complied with and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture;
provided, that the rights of Holders of the Securities to receive amounts in respect of principal of and interest, and Additional Amounts, if any, on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. In addition, in connection with the satisfaction and discharge pursuant to clause (c)(i)(y) above, the Trustee shall give notice to the Holders of Securities of such satisfaction and discharge. The
Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

	 Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and FCX to the Trustee under Section 6.6 shall survive.

	 (B) In addition to discharge of the Indenture pursuant to Section 10.1(A), the Issuer shall be deemed to have paid and discharged the entire indebtedness on all Securities Outstanding on the 91st day after the date of the deposit referred to in clause 10.1(B)(a) below, and the provisions of this Indenture with respect to the Securities shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities and the Issuer's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen
Securities, (iii) rights of Holders of Securities to receive from the property so deposited payments of principal thereof and interest thereon and any Additional Amounts, upon the original stated due dates therefor (but not upon acceleration) or the Redemption
Date therefor, as the case may be, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, including any right to compensation, expenses and indemnification under Section 6.6, (v) the rights of the Holders of Securities as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Issuer and the rights of the Holders of the Securities under Sections 3.2, 3.3 and 3.4, Article
Eight (solely insofar as it relates to the surviving rights and obligations with respect to the Securities), Article Ten and Article Twelve) ("defeasance"), and the
Trustee, at the expense of the Issuer, shall at the Issuer's request, execute proper instruments acknowledging the same, if

	  (a) provided that FCX has theretofore assumed the obligations of the Issuer under the Indenture and the Securities as provided in Section 9.3, with reference to this provision the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (i) cash in an amount, or (ii) U.S.
     Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, Additional Amounts, if any, and interest on all Securities on the date of maturity thereof or on a specified date prior to their maturity, if such date is one upon which the Securities may be optionally redeemed in accordance with their terms and if the Issuer or FCX has made arrangements with the Trustee satisfactory to the Trustee for the optional redemption of all of the Securities on such specified date;

	  (b)  no Event of Default or event which with
     notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.1(e) and (f) are concerned, at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

	  (c)  such defeasance shall not cause the
     Trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to any securities of the Issuer;

	  (d)  such defeasance shall not result in a
     breach or violation of, or constitute a Default under, this Indenture or any Securities or any other agreement or instrument to which the Issuer or FCX is a party or by which it is bound;

	  (e)  the Issuer has delivered to the Trustee
     an Opinion of Counsel (i) to the effect that (x) the Issuer has received from or there has been published by the Internal Revenue Service a ruling or (y) since the date of the Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, and (ii) to the effect that the trust arising from such deposit shall not constitute an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended; and

	  (f) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer and the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

	 (C) The Issuer and FCX shall each be released from its obligations with respect to the Securities
("Defeasable Covenants") arising under Sections 3.9,
3.10, 3.13, 3.14, 9.1, 14.1, 14.2, 14.4, 14.5, 14.6,
14.7, 14.8 and 14.9 of this Indenture on the 91st day after the date of the deposit referred to in 10.1(C)(a) below (hereinafter, "covenant defeasance"); provided, that FCX has theretofore assumed the obligations of the Issuer under this Indenture and the Securities in accordance with Section 9.3. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Issuer and FCX may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in Sections
3.9, 3.10, 3.13, 3.14, 9.1, 14.1, 14.2, 14.4, 14.5, 14.6,
14.7, 14.8 and 14.9 of this Indenture whether directly or indirectly by reason of any reference elsewhere herein to such provision or by reason of any reference in such provision to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 5.1, but the remainder of this Indenture and such Securities shall be unaffected thereby. The following shall be the conditions to application of this subsection (C) of this
Section 10.1:

	  (a)  With reference to this provision the
     Issuer or FCX has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (i) cash in an amount, or (ii) U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest, and Additional Amounts, if any, on all Securities on the date of maturity thereof or on a specified date prior to their maturity, if such date is one upon which the Securities may be optionally redeemed in accordance with their terms and if the Issuer or FCX has made arrangements with the Trustee satisfactory to the Trustee for the optional redemption of all of the Securities on such specified date;

	  (b)  no Event of Default (other than in
     respect of a Defeasable Covenant) or event which with notice or lapse of time or both would become such an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or insofar as subsections
     5.1(e) and (f) are concerned, at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

	  (c) such covenant defeasance shall not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to any securities of the Issuer;

	  (d) such covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any Securities or any other agreement or instrument to which the Issuer or the Guarantor is a party or by which it is bound;

	  (e)  the Issuer shall have delivered to the
     Trustee an Opinion of Counsel (i) to the effect that the Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and (ii) to the effect that the trust arising from such deposit shall not constitute an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company
     Act of 1940, as amended; and

	  (f) the Issuer has paid or caused to be paid all other sums then payable hereunder by the Issuer and the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the covenant defeasance contemplated by this provision have been complied with.

	 SECTION 10.2  Application by Trustee of Funds
Deposited for Payment of Securities.  Subject to Section
10.4 all moneys and securities deposited with the Trustee pursuant to Section 10.1 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular
Securities for the payment or redemption of which such moneys or securities have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, Additional Amounts, if any, and interest; but such moneys or securities need not be segregated from other funds except to the extent required by law.

	 SECTION 10.3  Repayment of Moneys Held by
Paying Agent. In connection with the satisfaction and discharge of this Indenture, all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

	 SECTION 10.4  Return of Moneys Held by Trustee
and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of, premium, if any, interest or Additional Amounts, if any, on any Security and not applied but remaining unclaimed for two years after the date upon which such principal, premium, if any, interest or Additional Amounts, if any, shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such paying agent, and the Holder of the Securities shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment, shall at the expense of the Issuer, mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the Security register, notice, that such moneys remain and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Issuer.

	 SECTION 10.5  Indemnity for U.S. Government
Obligations. The Issuer and FCX, jointly and severally, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S.
Government Obligations deposited pursuant to Section
10.1 or the principal or interest received in respect of such obligations.


		     ARTICLE ELEVEN

		MISCELLANEOUS PROVISIONS


	 SECTION 11.1  Partners, Incorporators,
Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. Except with respect to the FCX Guarantee and Article Thirteen hereof, no recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any partner of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

	 SECTION 11.2  Provisions of Indenture for the
Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and the Holders of the Securities.

	 SECTION 11.3  Successors and Assigns of Issuer
and FCX Bound by Indenture.  Except as provided in
Section 9.3, all covenants and agreements in this Indenture by the Issuer or FCX shall bind their respective successors and assigns (whether by merger, consolidation or otherwise), whether so expressed or not.

	 SECTION 11.4  Notices and Demands on Issuer,
FCX, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer or FCX may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer or FCX is filed by the Issuer or FCX with the Trustee) to the Issuer, c/o Freeport-McMoRan Inc., or FCX, c/o Freeport-McMoRan Inc., 1615 Poydras Street,
New Orleans, Louisiana 70112, Attention: Corporate
Secretary. Any notice, direction, request or demand by the Issuer, FCX or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office, Attention: Corporate
Trustee Administration Department.

	 Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.
Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

	 In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

	 SECTION 11.5  Officers' Certificates and
Opinions of Counsel; Statements to Be Contained Therein.
Upon any application or demand by the Issuer or FCX, as applicable, to the Trustee to take any action under any of the provisions of this Indenture, the Issuer or FCX, as applicable, shall furnish to the Trustee an Officers'
Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

	 Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or providing such opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

	 Any certificate, statement or opinion of an officer of the Issuer or FCX, as applicable, may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.
Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer or FCX, as applicable, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer or FCX, as applicable, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

	 Any certificate, statement or opinion of an officer of the Issuer or FCX, as applicable, or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer or FCX, as applicable, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

	 Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

	 SECTION 11.6  Payments Due on Saturdays,
Sundays and Legal Holidays. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption or repayment of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding
Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or repayment, and no interest shall accrue for the period after such date.

	 SECTION 11.7  Conflict of Any Provision of
Indenture with Trust Indenture Act of 1939. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939 that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act of 1939 that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

	 SECTION 11.8  New York Law to Govern.  This
Indenture, the FCX Guarantee and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except that matters relating to the authorization and execution by the Issuer of this Indenture and the Securities and any other matters required to be governed by the laws of The
Netherlands shall be governed by the laws of The
Netherlands.

	 SECTION 11.9  Counterparts.  This Indenture may
be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

	 SECTION 11.10  Effect of Headings.  The Article
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

	 SECTION 11.11  Submission to Jurisdiction.  The
Issuer agrees that any legal suit, action or proceeding
arising out of or relating to the Indenture, the
Securities or the FCX Guarantee may be instituted in any
state or federal court in the State and County of New
York, United States of America and to the extent it may
effectively do so, the Issuer hereby waives, and agrees
not to assert, by way of motion, as a defense or
otherwise, in any such suit, action or proceeding any
claim which it may now or hereafter have that it is not
personally subject to the jurisdiction of the above-
named courts, that the suit, action or proceeding is
brought in an inconvenient forum, that the venue of the
suit, action or proceeding is improper or that this
Indenture or the subject matter hereof may not be
enforced by such court, and irrevocably submits to the
jurisdiction of any such court in any such suit, action
or proceeding.  The Issuer hereby designates CT
Corporation System as the Issuer's authorized agent to
accept and acknowledge on its behalf service of any and
all process which may be served in any such suit, action
or proceeding in any such court and agrees that service
of process upon said agent at its office at
1633 Broadway, New York, New York 10019 (or at such
other address in the Borough of Manhattan, The City of
New York, as such agent may designate by written notice
to the Issuer, FCX and the Trustee), and written notice
of said service to the Issuer, mailed or delivered to
it, at (                    ), attention of
(          ), shall be deemed in every respect effective
service of process upon the Issuer in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Issuer, whether or not the Issuer shall then be doing, or at any time shall have done, business within the State of New York, and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service. Said designation and appointment shall be irrevocable until the Indenture shall have been satisfied and discharged in accordance with Article 10 and until all amounts due under Section 6.6 shall have been paid.


		     ARTICLE TWELVE

		REDEMPTION OF SECURITIES


	 SECTION 12.1  Right of Optional Redemption;
Prices. Except as provided in Section 12.5, the Securities may not be redeemed prior to ________ __, 1999. Thereafter, the Issuer at its option may redeem all, or from time to time any part of, the Securities upon payment of the Redemption Prices set forth in the form of Security hereinabove recited, together with accrued interest to the Redemption Date.

	 SECTION 12.2  Notice of Redemption; Partial
Redemptions. Notice of redemption to the Holders of Securities to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities at their last addresses as they shall appear upon the Security Registry. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

	 The notice of redemption to each such Holder shall specify the principal amount of each Security held by such Holder to be redeemed, the Redemption Date, the applicable Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the Redemption Date will be paid as specified in said notice and that on and after said Redemption Date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of such Security, a new
Security or Securities with the FCX Guarantee endorsed thereon in principal amount equal to the unredeemed portion thereof will be issued.

	 The notice of redemption of Securities to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

	 At least one Business Day prior to the
Redemption Date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the Redemption Date all the Securities so called for redemption at the appropriate Redemption
Price, together with accrued interest to and including the Redemption Date. If less than all the outstanding
Securities are to be redeemed, the Issuer will deliver to the Trustee at least 70 days prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed.

	 If less than all the Securities are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities to be redeemed in whole or in part. Securities may be redeemed in part in multiples of $1,000 only. The
Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

	 SECTION 12.3  Payment of Securities Called for
Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the Redemption Date and at the place stated in such notice at the applicable Redemption Price, together with interest and Additional Amounts, if any, accrued to and including the Redemption Date, and on and after said
Redemption Date (unless the Issuer shall default in the payment of such Securities at the Redemption Price, together with interest and Additional Amounts, if any, accrued to said Redemption Date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and such Securities shall cease from and after the Redemption Date to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the applicable Redemption Price thereof and unpaid interest and Additional Amounts, if any, to and including the Redemption Date. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable Redemption Price, together with interest accrued thereon and Additional Amounts, if any, to and including the Redemption Date; provided that any payment of interest becoming due on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4 hereof.

	 If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the Redemption Date at the rate of interest specified in such Security.

	 Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new
Security or Securities, with the FCX Guarantee endorsed thereon, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

	 SECTION 12.4  Exclusion of Certain Securities
from Eligibility for Selection for Redemption.
Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Issuer or (b) a Person specifically identified in such Officers'
Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

	 SECTION 12.5  Optional Redemption Due to
Changes in Tax Treatment. If, as the result of any statutory or regulatory changes generally affecting
United States, Netherlands or Indonesian withholding taxes, which change is adopted on or after _____________, 1994 (or, if such change is with respect to tax imposed with respect to payments from the jurisdiction in which a successor corporation to PT-FI, AFIC, any Infrastructure Affiliate or the Issuer is incorporated, such later date on which such successor corporation becomes a successor corporation), it is determined by the Issuer that (i) the Issuer would be required, pursuant to Section 3.8 of the Indenture, to pay Additional Amounts in respect of principal, premium, if any, and interest on the Securities on the next succeeding date for the payment thereof, or (ii) PT-FI, AFIC or any Infrastructure Affiliate would be required to pay Underlying Additional Amounts in respect of the PT-FI Note or an Underlying Note, as the case may be, in excess of amounts required to be paid by PT-FI, AFIC or such Infrastructure Affiliate on the date of issuance of such PT-FI Note or Underlying Note, the Issuer may, at its option, redeem the Securities in whole, but not in part, at any time at a Redemption Price equal to 100% of the principal amount thereof plus accrued interest (if any) to the date fixed for redemption; provided, however, that (1) no notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Issuer would be required to pay such Additional Amounts, or PT-FI, AFIC or any Infrastructure
Affiliate would be required to pay such Underlying
Additional Amounts, were a payment in respect of the Securities, the PT-FI Note or the Underlying Notes, as the case may be, then due and (2) at the time such notice of redemption is given, such obligation to pay such Additional Amounts and such Underlying Additional
Amounts remains in effect. Immediately prior to the mailing of any notice of redemption pursuant to this Section, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Issuer has or will become obligated to pay such Additional Amounts or that PT-FI, AFIC or any Infrastructure Affiliate, as the case may be, has or will become obligated to pay such Underlying Additional Amounts, in each case as a result of such change.


		    ARTICLE THIRTEEN

	       FCX GUARANTEE OF SECURITIES


	 SECTION 13.1  Unconditional Guarantee.  FCX
hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee, the due and punctual payment of the principal of, premium, if any, Additional Amounts, if any, and interest on such Security, when and as the same shall become due and payable, whether at the Stated
Maturity, by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Security and of this Indenture. FCX hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Security or this Indenture, any failure to enforce the provisions of any such Security or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of FCX, increase the aggregate principal amount of the Securities or the interest rate thereon except as provided in the Security. FCX hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this FCX
Guarantee will not be discharged as to any such Security except by payment in full of the principal of, premium, if any, Additional Amounts, if any, and interest thereon. The FCX Guarantee constitutes a guaranty of payment and not of collection.

	  FCX further agrees that, if at any time all or any part of any payment theretofore made by the Issuer to the Holder of said Security is or must be rescinded or returned by such Holder for any reason whatsoever
(including, without limitation, the insolvency, bankruptcy or reorganization of the Issuer), the Issuer's obligations under said Security shall, for the purposes of the FCX Guarantee, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such payment to the Holder, and the FCX Guarantee shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment to the Holder had not been made.

	 FCX shall be subrogated to all rights of the Holder of any Securities against the Issuer in respect of any amounts paid to the Holder by FCX pursuant to the provisions of the FCX Guarantee; provided, however, that FCX shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and interest on all Securities shall have been paid in full in accordance with the terms hereof and of the Securities.

	 No set-off, counterclaim, reduction, or
diminution of an obligation, or any defense of any kind or nature which FCX has or may have against the Issuer or the Trustee or any Holder of a Security shall be available hereunder to FCX or any assignee or successor of FCX against the Trustee or any Holder of a Security;
provided, that FCX shall not be prevented from asserting against the Issuer or the Trustee or any Holder of a Security in a separate action any claim, action, cause of action or demand that FCX shall have, whether or not arising out of the FCX Guarantee. Notwithstanding the foregoing, FCX shall have the right to assert any compulsory counterclaim against any Holder of a Security or the Trustee in any proceeding whether or not arising out of the FCX Guarantee.

	 The FCX Guarantee set forth in this Section shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by the Trustee.

	 SECTION 13.2  Execution of the FCX Guarantee.
FCX hereby agrees to execute the FCX Guarantee in substantially the form set forth in this Indenture to be endorsed on each Security authenticated and delivered by the Trustee. Such FCX Guarantee shall be signed on behalf of FCX by an Authorized Signatory of FCX or such Authorized Signatory's duly authorized attorney, prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such FCX Guarantee on behalf of FCX. Such signature may be a manual or facsimile signature and may be imprinted or otherwise reproduced on the FCX Guarantee, and for that purpose
FCX may adopt and use the facsimile signature of any such duly Authorized Signatory or attorney, and if any such duly Authorized Signatory or attorney who shall have signed the FCX Guarantee shall cease to be a duly
Authorized Signatory or attorney of FCX before the Security on which such FCX Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the duly Authorized Signatory or attorney who signed such FCX Guarantee had not ceased to be a duly
Authorized Signatory or attorney of FCX. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any FCX Guarantee endorsed on a Security which has been duly authenticated and delivered by the Trustee.


		    ARTICLE FOURTEEN

		    COVENANTS OF FCX


	  SECTION 14.1  Covenant Not to Merge,
Consolidate, Sell or Convey Property Except Under
Certain Conditions. FCX may not merge with or into or consolidate with any Person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person and FCX shall not permit any Person to consolidate with or merge into FCX or sell, convey, lease or otherwise dispose of all or substan-tially all of its assets to FCX, unless (i) either FCX
(in the case of a Merger) shall be the continuing corporation, or the successor Corporation or the Person which acquires by sale, lease or conveyance all or substantially all of the assets of FCX shall be a corporation or partnership organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by supplemental indenture, in form satisfactory to the Trustee, executed and delivered to the Trustee by such corporation or partnership pursuant to Article
Eight hereof, all of the obligations of FCX pursuant to this Indenture and the FCX Guarantee; (ii) immediately after giving effect to such merger, consolidation, sale, lease or conveyance (and treating any Debt which becomes an obligation of, or any Lien which applies to any assets of, the resulting, surviving or transferee Person or any Subsidiary of FCX as a result of such transaction having been incurred by such Person or such Subsidiary at the time of such transaction) FCX or such successor corporation or partnership that acquired (by sale, conveyance, lease or otherwise) all or substantially all of the assets of FCX, as the case may be, shall not be in default in the performance of any such covenant or condition and no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) the Issuer and FCX has each delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for or relating to such transaction have been complied with.

	 SECTION 14.2  Successor Corporation or
Partnership Substituted. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor corporation or partnership, such successor corporation or partnership shall succeed to and be substituted for FCX, with the same effect as if it had been named herein.

	 Such successor corporation or partnership may cause the FCX Guarantee to be endorsed, either in its own name or in the name of FCX prior to such succession on any or all of the Securities issuable hereunder which theretofore shall not have the FCX Guarantee endorsed thereon and delivered to the Trustee; and, upon the order of such successor corporation or partnership, instead of FCX, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities bearing the FCX Guarantee which FCX previously shall have been signed and delivered by an Authorized Signatory of FCX endorsed thereon to the Trustee for authentication, and any FCX Guarantees which such successor corporation or partnership thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the FCX Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the FCX Guarantee theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such FCX
Guarantees had been issued at the date of the execution hereof.

	 In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities and the FCX Guarantee thereafter to be issued as may be appropriate.

	 In the event of any such sale or conveyance
(other than a conveyance by way of lease) FCX or any successor corporation or partnership which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the FCX Guarantee and may be liquidated and dissolved.

	 SECTION 14.3  Written Statement to Trustee.
FCX will deliver to the Trustee on or before March 1 in each year (beginning with March 1, 1995) a brief certificate (which need not comply with Section 11.5) from FCX signed by its principal executive officer, principal financial officer or principal accounting officer stating that in the course of the performance by the signer of his duties as an officer of FCX, he would normally have knowledge of any Default or non-compliance by FCX in the performance or fulfillment of any covenant, agreement or condition of FCX, contained in this Indenture, stating whether or not he has knowledge of any such default or non-compliance and, if so, specifying each such default or non-compliance of which the signer has knowledge and the nature thereof.

	 SECTION 14.4  Limitation on Liens.  FCX shall
not create, incur, assume or suffer to exist any Lien securing any Indebtedness upon any Capital Stock of the Issuer or PT-FI that is owned by FCX or any of its Subsidiaries unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably (or if such Indebtedness is subordinate in right of payment to the Securities, prior to such Indebtedness) with such Indebtedness for so long as such Indebtedness is so secured.

	 SECTION 14.5  Transactions with Affiliates.
FCX shall not, and shall not permit the Issuer, PT-FI or any Transferee Subsidiary to enter into any transaction or series of related transactions with any Affiliate of FCX (other than FCX, PT-FI, the Issuer or any Majority-
Owned Subsidiary of any of FCX, the Issuer or PT-FI) that involves aggregate consideration in excess of $1,000,000 and that is not in the ordinary course of its business and consistent with past practice between FCX, the Issuer, PT-FI or such Transferee Subsidiary, on the one hand, and its respective Affiliates, on the other hand, unless the transaction or series of related transactions is in writing and either (i) the Board of Directors of FCX, or, as to any transaction involving
PT-FI and its Subsidiaries, the Board of Commissioners of PT-FI, has adopted a resolution approving such transaction as having terms which are no less favorable to such Person than those that would have been obtained in a comparable transaction by such Person with an unrelated third Person or (ii) FCX, the Issuer, PT-FI or such Transferee Subsidiary, as the case may be, delivers to the Trustee on behalf of the Securityholders a written opinion of a nationally recognized investment banking firm stating that such transaction is fair to FCX, the Issuer, PT-FI or such Transferee Subsidiary, as the case may be, from a financial point of view. The following transactions shall not be subject to this
Section: (1) transactions representing the pro rata rights of Affiliates of FCX, the Issuer, PT-FI or any Transferee Subsidiary as stockholders of FCX, the Issuer, PT-FI or such Transferee Subsidiary, including the right to receive pro rata dividends or other distributions, (2) the entry into or performance of obligations under any management or administrative services arrangement or tax sharing or other similar agreement or arrangement that is either consistent with past practices of FCX, the Issuer, PT-FI or any Transferee Subsidiary or is approved by the Board of Directors of FCX as being in the best interests of FCX, the Issuer, PT-FI or such Transferee Subsidiary, as the case may be, (3) the sale, lease or other disposition of EIP Assets, now existing or to be constructed, or Undeveloped Mining Assets and all arrangements related to the development, operation, use and financing of such assets (other than any sale, lease or other disposition to, or arrangement with, an entity which is an Affiliate other than by virtue of FCX's interest therein);
provided, that the Board of Directors of FCX, or, as to any transaction involving PT-FI and its Subsidiaries, the Board of Commissioners of PT-FI, shall have approved such transaction as being in the best interests of FCX or PT-FI, as the case may be, (4) transactions between FCX, the Issuer, PT-FI or such Transferee Subsidiary, or any of their respective Subsidiaries, on the one hand, and any employee of FCX, the Issuer, PT-FI or such Transferee Subsidiary, or any of their respective
Subsidiaries, on the other hand, (5) the payment of reasonable and customary fees to directors or commissioners of the Issuer, FCX, PT-FI or such Transferee Subsidiary and (6) any amendment to the Existing Master Services Agreement or any related agreement or arrangement involving any assets subject to such agreement that is made at the request of the banks party to the AFIC Credit Agreement.

	 SECTION 14.6  Certain Sales of Assets.  (a) FCX
shall not, and shall not permit PT-FI or any Transferee
Subsidiary to, consummate any Asset Disposition other than in the ordinary course of business, unless (i) FCX, PT-FI or such Transferee Subsidiary, as the case may be, receives consideration at the time of such Asset
Disposition at least equal to the fair market value, as determined in good faith (including as to the value of all non-cash consideration) by the Board of Directors of FCX or, as to transactions involving PT-FI or a Subsidiary of PT-FI, the Board of Commissioners of PT-FI, whose determination shall be conclusive, of the shares or assets subject to such Asset Disposition, provided, that the requirements of this clause (i) will not apply to an Asset Disposition constituting a spin-off or other distribution to stockholders of FCX, PT-FI or such Transferee Subsidiary or, in the case of property subject to a Lien, to the sale of such property in a commercially reasonable manner by or on behalf of the person secured thereby or the taking possession of such property by such person in satisfaction of debt;
and (ii) within the time period specified below, either:
(a) FCX, PT-FI or such Transferee Subsidiary applies the
Net Proceeds either: (1) to acquire Securities or to repay any Senior Debt of FCX or any Debt of PT-FI (other than Indebtedness owing to any Affiliate of FCX or PT-FI but including any Indebtedness owing by PT-FI to AFIC under the Existing Master Services Agreement) or such Transferee Subsidiary or any Indebtedness secured by such shares or assets sold or otherwise disposed of, or
(2) to commence to reinvest, either directly or through a Majority-Owned Subsidiary of FCX, such Net Proceeds in any natural resource business (including, without limitation, the production, exploration, extraction, development or refining of natural resources), whether or not conducted by FCX or PT-FI as of the date of the Indenture, and delivers to the Trustee an Officers'
Certificate outlining the amount of the Net Proceeds to be used for the proposed reinvestment and the approximate timing of such reinvestment; or (b) to the extent FCX, PT-FI or such Transferee Subsidiary does not apply (or commence to apply) all or any part of such Net
Proceeds in accordance with the immediately preceding clause (a), FCX makes an offer (the "Asset Disposition
Offer") in accordance with applicable law to purchase a principal amount of the Securities and any other Senior
Debt of FCX or any Debt of PT-FI or a Subsidiary thereof
(other than Indebtedness owed to any Affiliate of FCX or PT-FI but including any Indebtedness owing by PT-FI to AFIC under the Existing Master Services Agreement) which is senior to or pari passu with the Securities and which contains a covenant substantially similar to this
Section 14.6 equal to the amount of such Net Proceeds which FCX, PT-FI or such Transferee Subsidiary have not so applied (or commenced to apply in the case of clause
(ii)(a)(2) above) pursuant to clause (a) above (the
"Asset Disposition Offer Amount") at 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Purchase Date (the "Asset
Disposition Purchase Price") or 100% of accreted value in the case of Indebtedness issued at a discount to its face amount. Other than in the case of an Asset
Disposition of the type described in clause (B) of the definition of Net Proceeds, the acquisition or repayment must be completed, or such reinvestment must commence, or such Asset Disposition Offer must be made, within 360 days after the later of the consummation of the Asset
Disposition or the receipt of the Net Proceeds therefrom by FCX, PT-FI or a Transferee Subsidiary. In the case of an Asset Disposition of the type described in clause (B) of the definition of Net Proceeds, FCX, PT-FI or such Transferee Subsidiary must complete an application of the Net Proceeds under either clause (ii)(a)(1) or
(ii)(b) of this Section at or prior to the distribution, spin-off, dividend or purchase covered by clause (B) of the definition of Net Proceeds. Notwithstanding the foregoing, the acquisition, reinvestment or Asset
Disposition Offer required by this Section need not be made except to the extent that the aggregate cumulative amount of Net Proceeds received by FCX, PT-FI and any Transferee Subsidiary from all Asset Dispositions and not previously applied as provided in either clauses (a) or (b) of this Section exceeds $150,000,000. To the extent the Asset Disposition Offer is not fully subscribed, the remaining Net Proceeds may be used for general corporate purposes, including without limitation the payment of dividends. Pending the required application of Net Proceeds, such Net Proceeds may only be invested in Permitted Investments. If an Asset
Disposition Offer would otherwise be required to be made and the amount of such Asset Disposition Offer would be less than $20,000,000, FCX shall not be required to make such offer until such time as the total amount of all Asset Dispositions which have occurred and as to which Asset Disposition Offers have not been made exceeds
$20,000,000.

	 (b)  If required to make an Asset Disposition
Offer pursuant to Section 14.6(a), such offer must be completed on a date (the "Purchase Date") not less than 30 nor more than 60 days after the date of commencement of such offer. FCX, or, at the request of FCX, the Trustee shall mail to all holders of record of the Securities, a notice prepared by FCX setting forth the information in clauses (1) through (7) of this
Section 14.6(b), in the manner provided in Section 11.4 of this Indenture. FCX shall also deliver a copy of such notice to the Trustee prior to or promptly after the mailing of such notice. Each such notice shall state:

	 (1) that an Asset Disposition has occurred and that such Holder may elect to have his Securities purchased by FCX either in whole or in part
     (subject to prorationing as hereinafter described in the event that the Asset Disposition Offer is oversubscribed), in multiples of $1,000 principal amount thereof at the Asset Disposition Purchase
     Price in cash;

	 (2) the Asset Disposition Purchase Price;

	 (3) the Purchase Date;

	 (4) that any Security not tendered or accepted for payment will continue to accrue interest;

	 (5) the date by which the Asset Disposition
     Offer must be accepted;

	 (6) that any Security accepted for payment pursuant to the Asset Disposition Offer shall cease to accrue interest after being purchased on the Purchase Date; and

	 (7) that Holders of Securities will be entitled to withdraw their election in the manner described.

The notice shall also include all instructions and materials necessary to enable each Holder to tender
Securities pursuant to the Asset Disposition Offer and shall contain information concerning the business of FCX which FCX in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of FCX, the most recent subsequently filed
Quarterly Report on Form 10-Q and any Current Report on
Form 8-K of FCX filed subsequent to such Quarterly
Report, other than Current Reports describing other asset dispositions otherwise described in the offering materials, (B) a description of material developments in FCX's business subsequent to the date of the latest of such reports, and (C) if material, appropriate pro forma financial information). No failure by FCX or, at the request of FCX, the Trustee, to give the foregoing notice or any defect therein shall limit any Securityholder's right to exercise a purchase right or affect the validity of the proceedings for the purchase of Securities.

	 (c) Not later than the date upon which written notice of an Asset Disposition Offer is mailed or delivered to the Trustee for mailing as provided in
Section 14.6(b), FCX shall deliver to the Trustee an Officers' Certificate as to (A) the Asset Disposition
Offer Amount applicable to the Securities and to any other Indebtedness pursuant to Section 14.6(a), (B) the allocation of the Net Proceeds pursuant to which such Asset Disposition Offer is being made and (C) the compliance of such allocation with the provisions of
Section 14.6(a).  Not later than one Business Day prior
to the Purchase Date, FCX shall irrevocably deposit with the Trustee or with a paying agent (or, if the Issuer is acting as its own paying agent, with the Issuer, to segregate and hold in trust) in immediately available funds an amount equal to the Change of Control Purchase
Price applicable to the Securities to be held for payment in accordance with the provisions of this
Section 14.6.  The Trustee or a paying agent (if any)
shall, on the Purchase Date, mail or deliver payment to each Holder whose Security has been accepted for purchase in the amount of the Change of Control Purchase
Price for the Securities being acquired from such Holder. In the event that the aggregate Purchase Price of the Securities delivered by FCX to the Trustee is less than the Asset Disposition Offer Amount applicable to the Securities, the Trustee or the paying agent (if any) shall deliver the excess Net Proceeds to FCX immediately after the Purchase Date.

	 (d) Holders electing to have a Security
purchased will be required to surrender the Security with an appropriate form duly completed to the Trustee or any paying agent at the address specified in the notice at least one Business Day prior to the Purchase
Date. Holders will be entitled to withdraw their election if the Trustee or paying agent (if any) receives not later than the close of business on the third Business Day prior to the Purchase Date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder and a statement that such Holder is withdrawing his election to have all or a portion of his Securities purchased. If on the Purchase Date, the aggregate principal amount of Securities surrendered by Holders exceeds the Asset
Disposition Offer Amount applicable to the Securities,
FCX shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by FCX so that only Securities in denominations of $1,000 principal amount or multiples thereof shall be purchased).

	 (e) Any Security which is to be purchased only in part shall be surrendered at any office or agency of FCX designated for that purpose by FCX pursuant to
Section 3.2 of this Indenture (with, if FCX or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to FCX and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and FCX shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, with the FCX Guarantee endorsed thereon, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so surrendered.

	 (f) At the time the Trustee delivers to FCX
Securities which are to be accepted for purchase, FCX will also deliver an Officers' Certificate stating that such Securities are to be accepted by FCX pursuant to and in accordance with the terms of this Section 14.6 and that such Securities have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering
Holder.

	 (g) FCX will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to any Asset Disposition
Offer required to be made hereunder.

	 (h) In the event FCX is unable to purchase
Securities from Holders in an Asset Disposition Offer because such purchase is prohibited by any provision of applicable law, FCX need not make an Asset Disposition
Offer and shall deliver to the Trustee an Officers'
Certificate as to such prohibition. FCX, PT-FI or such Transferee Subsidiary, as the case may be, shall then be obligated to apply the Net Proceeds in accordance with clause (a)(ii)(a) of this Section 14.6.

	 SECTION 14.7  Change of Control.  (a) If a
Purchase Event occurs, then each Securityholder shall have the right, at such Securityholder's option, to require FCX to purchase, and upon the exercise of such right FCX shall purchase, all or any part of such Holder's Securities in integral multiples of $1,000 on the Purchase Date, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if to the Purchase Date (the
"Change of Control Purchase Price"), on the terms and conditions set forth in this Section 14.7.

	 (b)  Unless the Issuer shall have already
called for redemption all of the Outstanding Securities pursuant to Article Twelve of this Indenture, on or before the 30th day after the occurrence of a Purchase
Event, FCX or, at the request of FCX, the Trustee, shall mail to all Holders of the Securities a notice (the
"Purchase Event Notice"), in the manner provided in
Section 11.4 of this Indenture, of the occurrence of the Purchase Event and of the purchase right set forth herein arising as a result thereof. FCX shall also deliver a copy of the Purchase Event Notice to the Trustee prior to or promptly after the mailing of such Purchase Event Notice and cause a copy of the Purchase
Event Notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New
York promptly after such mailing.  Each Purchase Event
Notice shall state:

	 (1)  that a Purchase Event has occurred and
     that such Holder may elect to have his Securities purchased by FCX either in whole or in part, in multiples of $1,000 principal amount at the Change of Control Purchase Price in cash;

	 (2)  the Purchase Date;

	 (3) the date by which the purchase right must be exercised;

	 (4)  the Change of Control Purchase Price; and

	 (5)  a description of the procedure which a
     Securityholder must follow to exercise a purchase right, including a form of the irrevocable written notice referred to in Section 14.7(c).

No failure by FCX or, at the request of FCX, the Trustee, to give the Purchase Event Notice or any defect therein shall limit any Securityholder's right to exercise a purchase right or affect the validity of the proceedings for the purchase of Securities.

	 (c)  To exercise a purchase right, a
Securityholder shall deliver to the Trustee on or before
the 30th day after the date on which such Purchase Event
Notice was mailed (1) irrevocable written notice of the
Securityholder's exercise of such right, which notice
shall set forth the name of the Securityholder, the
amount of the Securities to be purchased, and a
statement that an election to exercise the purchase
right is being made hereby, and (2) the Securities with
respect to which the purchase right is being exercised,
duly endorsed for transfer to FCX; provided, that
Securities held by a securities depository may be
delivered in such other manner as may be agreed to by
such securities depository and FCX or the Trustee.  Such
written notice by the Securityholder shall be
irrevocable.  If the Purchase Date falls during the
period between the close of business on _________ __ or
________ __ in any year and the opening of business on
the following __________ __ or ________ __, and the
Securities have not been called for redemption on a
redemption date within such period (or on such
__________ __ or ________ __), any Securities delivered
to the Trustee to be purchased must be accompanied by
payment of an amount equal to the interest thereon, if
any, which the Holder thereof is to receive on such
_________ __ or ________ __, and, notwithstanding such
purchase, such interest payment will be made by FCX to
the Holder thereof on the next preceding _________ __ or
________ __.

	 (d) Not later than one Business Day prior to the Purchase Date, FCX shall irrevocably deposit with the Trustee or with a paying agent (or, if the Issuer is acting as its own paying agent, with the Issuer, to segregate and hold in trust) in immediately available funds an amount equal to the Change of Control Purchase
Price applicable to the Securities to be held for payment in accordance with the provisions of this
Section 14.7.  The Trustee or a paying agent (if any)
shall, on the Purchase Date, mail or deliver payment to each Holder whose Security has been accepted for purchase in the amount of the Change of Control Purchase
Price for the Securities being acquired from such Holder.

	 (e) If any Security surrendered for purchase shall not be so paid on the Purchase Date, such Security shall, until paid, continue to accrue interest, to the extent permitted by applicable law from the Purchase
Date at the rate per annum specified on the face thereof. FCX shall pay to the Holder of such Security the accrued amounts arising under this Section 14.7(e) at the same time that it pays the Change of Control
Purchase Price.

	 (f) Any Security which is to be purchased only in part shall be surrendered at any office or agency of FCX designated for that purpose by FCX pursuant to
Section 3.2 of this Indenture (with, if FCX or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to FCX and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and FCX shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, with the FCX Guarantee endorsed thereon, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so surrendered.

	 (g) At the time the Trustee delivers to FCX
Securities which are to be accepted for purchase, FCX will also deliver an Officers' Certificate stating that such Securities are to be accepted by FCX pursuant to and in accordance with the terms of this Section 14.7 and that such Securities have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering
Holder.

	 (h) FCX will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to any purchase required to be made hereunder.

	 (i) In the event FCX is unable to purchase
Securities from Holders hereunder because such purchase is prohibited by any provision of applicable law, FCX need not make an Offer to Purchase hereunder and shall deliver to the Trustee an Officers' Certificate as to such prohibition. FCX, PT-FI or such Transferee
Subsidiary, as the case may be, shall then be obligated to apply the Net Proceeds in accordance with clause
(a)(ii)(a) of this Section 14.7.

	 (j)  For purposes of this Section 14.7 only:

	    (i)  the term "beneficial owner" shall be
     determined in accordance with Rule 13d-3, as in effect on the date of the execution of this Indenture, promulgated by the Commission pursuant to the Exchange Act; and

	   (ii)  a "Change of Control" means the
     occurrence of any of the following events:

	      (A)  any "person" (as such term is used in
	 Sections 13(d) and 14(d) of the Exchange
	 Act)(other than FTX in respect of FCX and FCX in respect of the Issuer), is or becomes the beneficial owner (as defined above except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer or FCX;

	      (B)  FCX ceases to own, directly or
	 indirectly, at least 50.1% of the outstanding shares of the Capital Stock of PT-FI, or ceases to have the right, by share ownership, contract or otherwise, to elect at least one-half of the members of the Board of Commissioners of PT-FI;
	 provided that no Change of Control shall be deemed to have occurred upon a consolidation or merger of PT-FI with or into FCX or into any Subsidiary of FCX in which FCX's direct or indirect percentage ownership interest equals or exceeds FCX's direct or indirect percentage ownership interest in PT-FI immediately prior to such transaction; or

	      (C)  any direct or indirect sale,
	 transfer, lease or conveyance, in one
	 transaction or in a series of related
	 transactions, of assets of PT-FI having a fair market value (as determined in good faith by the Board of Directors of FCX, which determination shall be conclusive) in excess of half of the aggregate fair market value
	 (determined as set forth above) of PT-FI's assets as of the time of such sale, lease, transfer or conveyance to any Person (other than a direct or indirect Subsidiary of FCX in which FCX's direct or indirect percentage ownership interest equals or exceeds FCX's direct or indirect percentage ownership interest in PT-FI immediately prior to such transaction) occurs.

	 SECTION 14.8  Reports by FCX.  FCX will file
with the Trustee, within 15 days after FCX is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports which FCX may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act and if FCX is not obligated to file financial reports, documents or other reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, FCX will file with the Commission and furnish to the Trustee and the Holders of the Securities the same financial reports, documents or other reports as if FCX were so obligated.

	 SECTION 14.9  Issuer Covenants.  FCX will
cause the Issuer to comply with all of its covenants under this Indenture.

	 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of March __, 1994.


		       P.T. ALatieF FREEPORT FINANCE
			 COMPANY B.V.


		       By______________________________




		       FREEPORT-McMoRan COPPER & GOLD
		       INC.


		       By______________________________


(CORPORATE SEAL)

Attest:


By______________________
   Michael C. Kilanowski
   Secretary



			      CHEMICAL BANK
			      as Trustee


			      By______________________

(CORPORATE SEAL)


Attest:

By______________________


		   )
		   ) ss.:
THE NETHERLANDS    )



	 On this __the day of March, 1994, before me personally came ________________________, to me personally known, who, being by me duly sworn, did depose and say that he resides at ____________________________________________; that he is a ____________________________________________ of P.T.
ALatieF Freeport Finance Company B.V., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


(NOTARIAL SEAL)



			   ______________________________
			   Notary Public


STATE OF LOUISIANA       )
			 ) ss.:
PARISH OF NEW ORLEANS    )



	 On this __the day of March, 1994, before me personally came ________________________, to me personally known, who, being by me duly sworn, did depose and say that he resides at ____________________________________________; that he is a ____________________________________________ of
Freeport-McMoran Copper & Gold Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


(NOTARIAL SEAL)



			   ______________________________
			   Notary Public


STATE OF NEW YORK   )
		    ) ss.:
COUNTY OF NEW YORK  )


	 On this __the day of March, 1994, before me personally came ___________________, to me personally known, who, being by me duly sworn, did depose and say that he resides at

_____________________________________________________;
that he is a _____________ of Chemical Bank, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


(NOTARIAL SEAL)



			   ______________________________
			   Notary Public


			 ANNEX I

		   Form of PT-FI Note

	      (FORM OF FACE OF PT-FI NOTE)

	 THIS NOTE HAS NOT BEEN AND WILL NOT BE
REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF
1933 (THE "SECURITIES ACT") OR ANY APPLICABLE SECURITIES
LAW OF ANY STATE OF THE UNITED STATES, AND THIS NOTE MAY
NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS
REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH
REGISTRATION IS AVAILABLE.

	  (ADD INDONESIAN/NETHERLANDS LEGEND?)


	     P.T. FREEPORT INDONESIA COMPANY

		   ___% Note Due 2001


     P.T. FREEPORT INDONESIA COMPANY, a limited liability company organized under the laws of Indonesia
("PT-FI"), for value received, hereby promises to pay to P.T. ALatieF Freeport Finance Company B.V., or registered assigns, on ____________, 2001, upon surrender hereof, the principal amount of this Note then outstanding, as endorsed on Schedule A hereto, and to pay interest from ________________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on _____________ and ______________ in each year, commencing _______________ (each an "Interest Payment
Date"), on the daily average of the principal amounts outstanding during such interest period, as endorsed on Schedule A hereto (such interest to be calculated on the basis of a 360-day year, consisting of twelve 30-day months) of ___% per annum annually, until payment of said principal amount has been made or duly provided for. The interest so payable on any ____________ or _____________ will be paid to the person in whose name this Note is registered at the close of business on the ______________ or _____________ preceding such
_________________ or _______________, whether or not
such day is a business day.

     Reference is made to the provisions set forth under Terms and Conditions of Note endorsed on the reverse hereof. Such provisions shall for all purposes have the same effect as though fully set forth at this place.

	 IN WITNESS WHEREOF, _________________________
has caused this Note to be duly executed under its corporate seal.

Dated:            , 199

		       P.T. Freeport Indonesia Company

(SEAL)

		       By:  ________________________

Attest:  ____________________


	     (FORM OF REVERSE OF PT-FI NOTE)


	      TERMS AND CONDITIONS OF NOTE


     1.  GENERAL.  The principal amount of this Note
shall not exceed U.S. $          .  Subject to this
limitation, the principal amount of the Note may be increased or decreased at the option of the holder of the Note (the "Holder") prior to __________, 2001, as provided in Sections 6 and 7 below.

     2.  PAYMENTS AND PAYING AGENTS.  (a) Subject to
applicable laws and regulations, the principal of and
interest (which term includes any Additional Amounts (as
hereinafter defined), unless the context otherwise
requires) on the Notes will be payable in United States
dollars to a U.S. dollar account (to be identified to
PT-FI by the Holder prior to the time such payment is
due) maintained by the Holder with a branch of Chemical
Bank located outside the Republic of Indonesia, and
payment of principal of the Note shall be made against
surrender of such Note at          .  If any day for
payment of principal or interest in respect of the Note is not a day on which banks are open for business and carrying out transactions in United States dollars (a
"business day") in New York City or the city in which such account with Chemical Bank is maintained, the Holder shall not be entitled to payment until the next business day following such day in such place or to any interest or other sums in respect of such postponed payment.

	 (b) Payments in respect of the Note shall be made in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

     3.  ADDITIONAL AMOUNTS.  (a)  PT-FI will pay to the
Holder such additional amounts as may be necessary in order that every net payment of principal of, or interest on, the Note, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder by reason of the making of such payment or deemed payment by the United States, The Netherlands or Indonesia or any political subdivision or taxing authority of or in any of them, will not be less than the amount that would have been received if no such tax had been payable.

	 (b)  PT-FI will pay to the Holder such
additional amounts as may be necessary in order that every net payment by the Holder of principal of, or interest on, the __% Guaranteed Senior Notes due 2001 issued by the Holder (the "B.V. Notes"), after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon the holders of such B.V. Notes by reason of the making of such payment or deemed payment by the United States, The Netherlands or Indonesia or any political subdivision or taxing authority of or in any of them, will not be less than the amount that would have been received if no such tax had been payable.


	 4.   COVENANTS OF PT-FI.  PT-FI agrees that
until payment in full of this Note:

	 4.01.  Provision of Information.  PT-FI will
deliver to the Holder promptly after PT-FI knows that any Event of Default has occurred, a notice of such Event of Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that PT-FI has taken and proposes to take with respect thereto.

	 4.02. Maintenance of Existence. PT-FI will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided that PT-FI shall not be required to preserve its corporate existence or any such right or franchise if PT-FI shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holder.

	 4.03.  Taxes.  PT-FI will pay or discharge or
cause to be paid or discharged, before the same shall become delinquent, (1) taxes, assessments and governmental charges levied or imposed upon PT-FI or upon the income, profits or property of PT-FI, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of PT-FI; provided, however, that PT-FI shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

	 4.04.  Compliance with Applicable Law; Etc.
PT-FI shall comply in all material respects with all Applicable Laws and shall from time to time obtain and renew, and shall comply with, all Governmental Approvals as shall now or hereafter be necessary under Applicable
Laws.  "Applicable Law" means all applicable
Governmental Approvals, laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, decrees, injunctions, writs, interpretations, licenses and permits of any Governmental Authority
(including without limitation those pertaining to health, safety and the environment). "Governmental
Approval" shall mean any authorization, consent, approval, license, lease, ruling, permit, certification, exemption, agreement, filing for registration by or with, or any other action whatsoever by or on behalf of, any Governmental Authority. "Governmental Authority" shall mean any governmental department, commission, board, bureau, agency, regulatory authority, instrumentality or judicial, legislative, executive or administrative body of the United States, any state therein or Indonesia (or any political subdivision of any of the foregoing).

	 4.05.  Use of Proceeds.  PT-FI will use the
proceeds of this Note for general corporate purposes, including funding of capital expenditures associated with the expansion of its mining and milling activities and the development of Infrastructure Assets.
"Infrastructure Assets" means the commercial, residential, educational, retail, medical, recreational, environmental and other infrastructure facilities
(including without limitation power, water and waste disposal systems, an industrial park, small business development facilities, port, marine logistics and related assets under construction, airport, flood control or road facilities, hotel or other gust facilities and other general infrastructure facilities), constructed or to be constructed in connection with or to support the mining and milling operations of PT-FI in Irian Jaya, Indonesia; provided that the mining and milling production facilities of PT-FI in Irian Jaya, Indonesia shall not constitute Infrastructure Assets.

     5. REPAYMENT. (a) The Holder may require PT-FI to repay the Notes prior to maturity in whole or in part, together with accrued and unpaid interest to the date fixed for such repayment upon delivery of a notice as described in (b) below.

	 (b)  Notice of intention to require the
repayment of the Note (or any portion thereof) shall be in writing and shall set forth the amount (in U.S.
dollars) required to be repaid by PT-FI and the proposed date of such repayment. Such notice having been given, that portion of the Note so identified for repayment shall become due and payable on the repayment date so designated and shall be paid in the manner specified in
Section 2 above. Upon any such repayment the principal amount of the Note outstanding shall be reduced by the amount of such repayment and the principal amount so reduced shall be endorsed on Schedule A hereto by an authorized officer of PT-FI. Any unpaid interest which shall have matured on or prior to the date of repayment specified in such notice shall continue to be payable to the Holder.

     6. INCREASE OF PRINCIPAL. (a) The principal of this Note shall not be increased prior to maturity except in accordance with this Section 6.

	 (b) At the request of PT-FI, and upon delivery to the Holder of a notice as described in (c) below, and with the consent of the Holder, PT-FI may borrow additional amounts from the Holder and the principal amount of this Note shall be increased by the amount of any such additional borrowings, provided that any such additional borrowings shall be solely for the purposes set forth in Section 4.05, and provided, further, that the amount of principal of the Note outstanding at any time shall not exceed $__________.

	 (c) Notice of intention to borrow additional amounts and to increase the principal of this Note shall be in writing and shall set forth the amount (in U.S.
dollars) of additional principal to be borrowed by PT-FI and the proposed date of such borrowing. If the Holder, upon receipt of such notice, lends such additional amounts to PT-FI, the increase in the principal amount of the Note outstanding shall be endorsed on Schedule A hereto by an authorized officer of PT-FI.

     7. EVENTS OF DEFAULT. In case one or more of the following events (herein referred to as "Events of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing, that is to say:

	 (a) default in the payment of all or any part of the principal of the Note as and when the same shall become due and payable either at maturity, by declaration, upon a required repurchase, repayment or otherwise; or

	 (b) default in the payment of any instalment of interest or any Additional Amounts upon the Note as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

	 (c)  failure on the part of PT-FI duly to
     observe or perform any of the covenants or agree-ments on the part of PT-FI contained herein continued for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that PT-FI remedy the same, shall have been given by registered or certified mail, return receipt requested, to PT-FI by the Holder; or

	 (d) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of PT-FI, P.T. ALatieF Freeport
     Infrastructure Corporation ("AFIC") or any
     Infrastructure Affiliate (defined as a company organized under the laws of Indonesia solely for the purpose of owning and operating Infrastructure
     Assets that, due to applicable requirements of Indonesian law, may not be owned by AFIC and having similar equity ownership and capital structure to AFIC, or any Significant Subsidiary of PT-FI, AFIC or any Infrastructure Affiliate in an involuntary case or proceeding under any applicable Insolvency
     Law or (B) a decree or order adjudging PT-FI, AFIC or any Infrastructure Affiliate or any Significant
     Subsidiary of PT-FI, AFIC or any Infrastructure
     Affiliate bankrupt or insolvent under an applicable
     Insolvency Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of PT-FI, AFIC or any Infrastructure Affiliate or any Significant Subsidiary of PT-FI, AFIC or any
     Infrastructure Affiliate or of any substantial part of the property of PT-FI, AFIC or any Infrastructure Affiliate or any Significant
     Subsidiary of PT-FI, AFIC or any Infrastructure
     Affiliate, or ordering the winding up or liquidation of the affairs of PT-FI, AFIC or any Infrastructure Affiliate or any Significant
     Subsidiary of PT-FI, AFIC or any Infrastructure
     Affiliate and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

	 (e)  the commencement by PT-FI, AFIC or any
     Infrastructure Affiliate, or any Significant
     Subsidiary of PT-FI, AFIC or any Infrastructure
     Affiliate of a voluntary case or proceeding under any applicable Insolvency Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by PT-FI, AFIC or any Infrastructure Affiliate or any Significant
     Subsidiary of PT-FI, AFIC or any Infrastructure
     Affiliate to the entry of a decree or order for relief in respect of PT-FI, AFIC or any Infrastructure Affiliate or any Significant
     Subsidiary of PT-FI, AFIC or any Infrastructure
     Affiliate in an involuntary case or proceeding under any applicable Insolvency Law or to the commencement of any bankruptcy or insolvency case or proceeding against PT-FI, AFIC or any Infrastructure Affiliate or any Significant
     Subsidiary of PT-FI, AFIC or any Infrastructure
     Affiliate, or the filing by PT-FI, AFIC or any Infrastructure Affiliate or any Significant
     Subsidiary of PT-FI, AFIC or any Infrastructure
     Affiliate of a petition or answer or consent seeking reorganization or relief under any applicable Insolvency Law, or the consent by PT-FI, AFIC or any Infrastructure Affiliate or any Significant Subsidiary of PT-FI, AFIC or any
     Infrastructure Affiliate to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of PT-FI, AFIC or any Infrastructure Affiliate or any Significant Subsidiary of PT-FI, AFIC or any Infrastructure Affiliate or of any substantial part of the property of PT-FI, AFIC or any Infrastructure Affiliate or any Significant
     Subsidiary of PT-FI, AFIC or any Infrastructure
     Affiliate or the making by PT-FI, AFIC or any Infrastructure Affiliate or any Significant
     Subsidiary of PT-FI, AFIC or any Infrastructure
     Affiliate of an assignment for the benefit of creditors, or the admission by PT-FI, AFIC or any Infrastructure Affiliate or any Significant
     Subsidiary of PT-FI, AFIC or any Infrastructure
     Affiliate in writing of its inability to pay its debts generally as they become due, or the taking of corporate action (which shall involve the passing of one or more resolutions of the Board of Directors or a committee thereof) by PT-FI, AFIC or any Infrastructure Affiliate or any Significant
     Subsidiary of PT-FI, AFIC or any Infrastructure
     Affiliate in furtherance of any such action; or

	 (f) default with respect to any Indebtedness of PT-FI, AFIC or any Infrastructure Affiliate or any Significant Subsidiary of PT-FI, AFIC or any Infrastructure Affiliate in excess of $20,000,000 or the equivalent thereof in any other currency or composite currency which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within a period of 30 days; or

	 (g) one or more judgments or decrees for the payment of money in an aggregate amount equal to or in excess of $20,000,000 (calculated net of any insurance coverage that the insurer has irrevocably acknowledged to PT-FI, AFIC or any Infrastructure
     Affiliate or any Significant Subsidiary of PT-FI,
     AFIC or any Infrastructure Affiliate as covering such judgment in whole or in part) shall be rendered against PT-FI, AFIC or any Infrastructure
     Affiliate or any Significant Subsidiary of PT-FI,
     AFIC or any Infrastructure Affiliate and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days after any such judgment or decree becomes final and nonappealable during which such judgment or decree is not discharged, waived or bonded pending appeal or the execution thereof stayed;

then in each and every case, at the option of and upon written notice to PT-FI by the Holder, this Note shall mature and become due and payable upon the date that such written notice is received by PT-FI unless prior to such date all Events of Default in respect of the Note shall have been cured. The amount payable in respect of this Note upon default shall be the then-outstanding principal amount hereof, as endorsed on Schedule A hereto, together with accrued interest and Additional
Amounts, if any, to the date such payment is made. For purposes of this Section 7, "Significant Subsidiary" of PT-FI, AFIC or any Infrastructure Affiliate means any Subsidiary of PT-FI, AFIC or any Infrastructure
Affiliate, as the case may be, which at the time of determination either (A) had assets which, as of the date of PT-FI's, AFIC's or any Infrastructure
Affiliate's most recent quarterly consolidated balance sheet, constituted at least 5% of PT-FI's, AFIC's or any Infrastructure Affiliate's total assets on a consolidated basis as of such date, or (B) had revenues for the 12-month period ending on the date of PT-FI's, AFIC's or any Infrastructure Affiliate's most recent quarterly consolidated statement of income which constituted at least 5% of PT-FI's, AFIC's or any Infrastructure Affiliate's total revenues on a consolidated basis for such period. "Subsidiary" of a person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled
(without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or any of its Subsidiaries, and any partnership of which more than 50% of the partnership interests are owned, directly or indirectly, by such person or any of its Subsidiaries. "Insolvency
Law" means any Indonesian, United States (Federal or
State), or other applicable bankruptcy, insolvency, reorganization or similar law in any applicable jurisdiction.

     8. REPLACEMENT OF NOTES. If the Note shall become mutilated or defaced or be apparently destroyed, lost or stolen, PT-FI shall deliver a new Note, on such terms as PT-FI may require, in exchange and substitution for the mutilated or defaced Note or in lieu of and in substitution for the apparently destroyed, lost or stolen Note. In every case of mutilation or defacement or apparent destruction, loss or theft, the applicant for a substitute Note shall furnish to PT-FI such indemnity as PT-FI may require and evidence to its satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof. In every case of mutilation or defacement of a Note, the holder shall surrender to PT-FI the Note so mutilated or defaced. In addition, prior to the issuance of any substitute Note, PT-FI may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. If any Note which has matured or is about to mature shall become mutilated or defaced or be apparently destroyed, lost or stolen, PT-
FI may pay or authorize payment of the same without issuing a substitute Note.

     9.  CONSOLIDATION, MERGER OR SALE OF ASSETS.

	 PT-FI may not merge with or into or consolidate with any other corporation or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof (a "Person") and PT-FI shall not permit any Person to consolidate with or merge into PT-
FI or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to, PT-FI unless (i) either PT-FI (in the case of a merger) shall be the continuing corporation, or the successor corporation or the Person which acquires by sale, lease or conveyance all or substantially all of the assets of PT-FI shall be a corporation or partnership organized under the laws of the United States of America or any State thereof or the District of Columbia, or under the laws of the Republic of Indonesia, and shall expressly assume all of the obligations of PT-FI pursuant to this Note; (ii) immediately after giving effect to such merger, consolidation, sale, lease or conveyance PT-FI or such successor corporation or entity that acquired all or substantially all of the assets of, PT-FI, as the case may be, shall not be in default in the performance of any such covenant or condition and no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) PT-FI has delivered to the Holder an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with this Section 9 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     10. MODIFICATIONS, AMENDMENTS AND WAIVERS. The terms of the Note may not be amended by PT-FI without the prior written consent of the Holder.

     11. WARRANTY OF PT-FI. PT-FI hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Note and to constitute the same the valid and legally binding obligations of PT-FI enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

     12. GOVERNING LAW. This Note shall be governed by and construed in accordance with the law of New York.

     13. DESCRIPTIVE HEADINGS. The descriptive headings appearing in these Terms and Conditions are for convenience of reference only and shall not alter, limit or define the provisions hereof.


		      Schedule A

							       Signature of
	 Original     Increase in   Decrease in   New          Authorized
	 Principal    Principal     Principal     Principal    Officer of
Date     Amount       Amount        Amount        Amount       Issuer
- ----     ---------    -----------   -----------   ---------    ------------




















			ANNEX II

		 Form of Underlying Note

	    (FORM OF FACE OF UNDERLYING NOTE)

	 THIS NOTE HAS NOT BEEN AND WILL NOT BE
REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF
1933 (THE "SECURITIES ACT") OR ANY APPLICABLE SECURITIES
LAW OF ANY STATE OF THE UNITED STATES, AND THIS NOTE MAY
NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS
REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH
REGISTRATION IS AVAILABLE.

	  (ADD INDONESIAN/NETHERLANDS LEGEND?)

		    (NAME OF ISSUER)

		   ___% Note Due 2001


     (NAME OF ISSUER), a limited liability company organized under the laws of Indonesia (the "Issuer"), for value received, hereby promises to pay to P.T.
ALatieF Freeport Finance Company B.V., or registered assigns, on ____________, 2001, upon surrender hereof, the principal amount of this Note then outstanding, as endorsed on Schedule A hereto, and to pay interest from ________________ or from the most recent Interest
Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on _____________ and ______________ in each year, commencing
_______________ (each an "Interest Payment Date"), on the daily average of the principal amounts outstanding during such interest period, as endorsed on Schedule A hereto (such interest to be calculated on the basis of a 360-day year, consisting of twelve 30-day months) of ___% per annum annually, until payment of said principal amount has been made or duly provided for. The interest so payable on any ____________ or _____________ will be paid to the person in whose name this Note is registered at the close of business on the ______________ or _____________ preceding such _________________ or
_______________, whether or not such day is a business day.

     Reference is made to the provisions set forth under Terms and Conditions of Note endorsed on the reverse hereof. Such provisions shall for all purposes have the same effect as though fully set forth at this place.

	 IN WITNESS WHEREOF, _______________________
has caused this Note to be duly executed under its corporate seal.

Dated:            , 199

			   _____________________________

(SEAL)

			   By:  ________________________

Attest:  ____________________


	  (FORM OF REVERSE OF UNDERLYING NOTE)


	      TERMS AND CONDITIONS OF NOTE


     1. GENERAL. (a) The principal amount of this Note shall not exceed U.S. $ ____________. Subject to this limitation, the principal amount of the Note may be increased or decreased at the option of the holder of the Note (the "Holder") prior to __________, 2001, as provided in Sections 6 and 7 below.

	 (b) The Note is secured by a pledge of the Issuer's interest in the Master Services Agreement (the
"Master Services Agreement"), dated _____________, between the Issuer and P.T. Freeport Indonesia Company
("PT-FI"), as provided in Section 3 below.

     2. PAYMENTS AND PAYING AGENTS. (a) Subject to applicable laws and regulations, the principal of and interest (which term includes any Additional Amounts (as hereinafter defined), unless the context otherwise requires) on the Notes will be payable in United States dollars to a U.S. dollar account (to be identified to the Issuer by the Holder prior to the time such payment is due) maintained by the Holder with a branch of Chemical Bank located outside the Republic of Indonesia, and payment of principal of the Note shall be made against surrender of such Note at ____________. If any day for payment of principal or interest in respect of the
Note is not a day on which banks are open for business and carrying out transactions in United States dollars
(a "business day") in New York City or the city in which such account with Chemical Bank is maintained, the Holder shall not be entitled to payment until the next business day following such day in such place or to any interest or other sums in respect of such postponed payment.

	 (b) Payments in respect of the Note shall be made in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

     3. SECURITY. To secure the prompt payment of the principal of and interest on, and all other amounts due with respect to, this Note and the performance and observance by the Issuer of all the agreements, covenants and provisions for the benefit of the Holder contained herein, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Note by the Holder, the Issuer has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed unto the Trustee under the Mortgage, dated the date hereof and in substantially the form set forth in Annex I hereto, its successors and assigns, for the security and benefit of the Holder, a first priority security interest in and first mortgage lien on all estate, right, title and interest of the Issuer in, to and under the Master Services Agreement, and all payments thereunder, including all rights of the Issuer to execute any election or option or to give notice, consent, waiver, or approval under or in respect of the Master Services Agreement as well as any rights, powers or remedies on the part of the Issuer, whether arising under the Master Services Agreement or by statute or at law or in equity or otherwise arising out of any Event of Default under the Master Services Agreement (the
"Mortgaged Property").

     4. ADDITIONAL AMOUNTS. (a) The Issuer will pay to the Holder such additional amounts as may be necessary in order that every net payment of principal of, or interest on, the Note, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder by reason of the making of such payment or deemed payment by the United States, The Netherlands or Indonesia or any political subdivision or taxing authority of or in any of them, will not be less than the amount that would have been received if no such tax had been payable.

	 (b)  The Issuer will pay to the Holder such
additional amounts as may be necessary in order that every net payment by the Holder of principal of, or interest on, the __% Guaranteed Senior Notes due 2001 issued by the Holder (the "B.V. Notes"), after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon the holders of such B.V. Notes by reason of the making of such payment or deemed payment by the United States, The Netherlands or Indonesia or any political subdivision or taxing authority of or in any of them, will not be less than the amount that would have been received if no such tax had been payable.

	 5.   COVENANTS OF THE ISSUER.  The Issuer
agrees that until payment in full of this Note:

	 5.01.  Financial Statements and Other
Information.  The Issuer will deliver to the Holder:

	 (a)  as soon as available and in any event
     within 60 days after the end of each quarterly fiscal period of each of the first three quarters of the fiscal year of the Issuer, statements of income of the Issuer for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, if applicable, all in accordance with GAAP, accompanied by a certificate of a senior financial officer of the Issuer, which certificate shall state that said financial statements fairly present the financial condition and results of operations, as the case may be, of the Issuer in accordance with GAAP, consistently applied, as at the end of, and for, such period
     (subject to normal year-end audit adjustments);

	 (b)  as soon as available and in any event
     within 95 days after the end of each fiscal year of the Issuer, statements of income and changes in retained earnings and changes in cash flow of the Issuer for such year and the related balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, if applicable, all in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized international standing, which opinion shall state that said financial statements fairly present the financial condition and results of operations of the Issuer as at the end of, and for, such fiscal year;

	 (c)  promptly following adoption thereof
     pursuant to Article 4 of the Master Services
     Agreement, a copy of each year's General Operating
     Plan contemplated pursuant to such Article 4;

	 (d)  promptly following any suspension or
     proposed suspension by PT-FI of any AFIC Services pursuant to Article 7 of the Master Services
     Agreement, a notice of such suspension or proposed suspension describing the affected AFIC Services and the reasons, if any, given by PT-FI therefor, together with copies of any written materials furnished to the Issuer by PT-FI in connection with such suspension or proposed suspension; and

	 (e) promptly after the Issuer knows that any Event of Default has occurred, a notice of such Event of Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Issuer has taken and proposes to take with respect thereto.

The Issuer will furnish to the Holder, concurrently with each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Issuer to the effect that such officer has reviewed, or caused to be reviewed by individuals under his/her supervision, this Note and has made, or has caused to be made under his/her supervision, a review of the transactions contemplated hereby and the condition of the Issuer and the Project, and such review has not disclosed the existence of, nor does such officer or any person under his/her supervision have any knowledge of, the existence as at the date of such certificate of any condition, event, or circumstance that constitutes an Event of Default (in each case, irrespective of the reason for the existence thereof) or, if any such condition, event or circumstance does exist as at such date, describing the same in reasonable detail and describing the action that the Issuer has taken and proposes to take with respect thereto. "Project" means such Infrastructure Assets (as defined in Section 5.07 below) and facilities, together with all related and associated property and rights, now owned or hereafter acquired by the Issuer pursuant to each Purchase and Sale Agreement (as defined in Section 5.08 below) or otherwise, together with such other assets, properties or other rights now owned or hereafter acquired necessary to or for, or relating to, the performance of any or all services to be provided by the Issuer in connection with such Infrastructure
Assets.

	 5.02.  Maintenance of Existence.  The Issuer
will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided that the Issuer shall not be required to preserve its corporate existence or any such right or franchise if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holder.

	 5.03. Taxes. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) taxes, assessments and governmental charges levied or imposed upon the Issuer or upon the income, profits or property of the Issuer, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

	 5.04.  Maintenance of Title and Lien.  The
Issuer shall take, or cause to be taken, all action required or desirable to maintain good, legal and valid title to the Mortgaged Property and shall maintain and preserve the lien created by the Mortgage and the priority thereof. The Issuer shall from time to time execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to the Mortgage) reasonably requested by the Holder for such purposes. The Issuer shall promptly discharge at the Issuer's cost and expense any lien on the Mortgaged Property.

	 5.05.  Limitation on Liens.  The Issuer shall
not create, incur, assume or suffer to exist any lien upon any of the Mortgaged Property.

	 5.06.  Compliance with Applicable Law; Etc.
The Issuer shall comply in all material respects with all Applicable Laws and shall from time to time obtain and renew, and shall comply with, all Governmental
Approvals as shall now or hereafter be necessary under Applicable Laws. "Applicable Law" means all applicable
Governmental Approvals, laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, decrees, injunctions, writs, interpretations, licenses and permits of any Governmental Authority
(including without limitation those pertaining to health, safety and the environment). "Governmental
Approval" shall mean any authorization, consent, approval, license, lease, ruling, permit, certification, exemption, agreement, filing for registration by or with, or any other action whatsoever by or on behalf of, any Governmental Authority. "Governmental Authority" shall mean any governmental department, commission, board, bureau, agency, regulatory authority, instrumentality or judicial, legislative, executive or administrative body of the United States, any state therein or Indonesia (or any political subdivision of any of the foregoing).

	 5.07.  Use of Proceeds.  The Issuer will use
the proceeds of this Note solely to finance the acquisition by the Issuer of a portion of the Infrastructure Assets from time to time acquired by the Issuer. "Infrastructure Assets" means the commercial, residential, educational, retail, medical, recreational, environmental and other infrastructure facilities
(including without limitation power, water and waste disposal systems, an industrial park, small business development facilities, port, marine logistics and related assets under construction, airport, flood control or road facilities, hotel or other guest facilities and other general infrastructure facilities), constructed or to be constructed in connection with or to support the mining and milling operations of PT-FI in Irian Jaya, Indonesia; provided that the mining and milling production facilities of PT-FI in Irian Jaya, Indonesia shall not constitute Infrastructure Assets.

	 5.08.  Performance, Enforcement and Amendment
of Agreements.

	 (a) The Issuer will at all times perform and observe in all material respects all of its covenants and agreements under each Project Document, diligently enforce all rights and obligations thereunder and maintain each Project Document in full force and effect
(except to the extent of an expiration or modification by its terms), all in accordance with the terms thereof.
"Project Documents" shall mean, collectively, each Purchase and Sale Agreement to be entered into between P.T. AlatieF Freeport Infrastructure Corporation
("AFIC") or an Infrastructure Affiliate and PT-FI (each, a "Purchase and Sale Agreement") in substantially the form of Exhibit F to the Credit Agreement, dated as of December 15, 1993, among AFIC, the Chase Manhattan Bank
(National Association), as Agent, and the banks named therein, the Master Services Agreement and the Joint
Venture Agreement dated March 11, 1993 between PT-FI and
P.T. ALatieF Nusakarya Corporation.  "Infrastructure
Affiliate" means a company organized under the laws of Indonesia solely for the purpose of owning and operating
Infrastructure Assets that, due to applicable requirements of Indonesian law, may not be owned by AFIC and having similar equity ownership and capital structure to AFIC.

	 (b)  The Issuer will not, amend, modify,
supplement, terminate or waive any provision of, or exercise any election or right of approval, or permit or suffer to occur any of the foregoing, under any Project
Document, its articles of association or any other constituting document of the Issuer unless (i) such amendment, modification, supplement or waiver relates exclusively to the amount or method of computation of the rate of return of P.T. ALatieF Nusakarya Corporation or (ii) in any other case, the Issuer shall have given the Holder prior written notice of such amendment, modification, supplement, termination or waiver together with a description of the reason(s) for and effect thereof (except that no such prior notice or description need be furnished for any amendment to the Exhibits to the Master Services Agreement augmenting the scope of AFIC Services and/or changing the qualitative standards applicable to any AFIC Services pursuant to Section 5.1 of the Master Services Agreement and the Exhibits thereto) and the effect of such amendment, modification, supplement, termination or waiver is not adverse in any material respect to the Issuer or the Holder. In addition, the Issuer will not amend, waive or terminate the Master Services Agreement unless the holders of a majority in principal amount of the B.V. Notes consent to such amendment, waiver or termination, or both of the following conditions are satisfied: (i) such amendment, waiver or termination does not reduce the amounts payable by PT-FI to the Issuer for any period prior to the stated maturity of the B.V. Notes to an amount less than an amount sufficient to assure the payment of the principal of, interest on and Additional Amounts with respect to, this Note and (ii) such amendment, waiver or termination does not in any other respect have a material adverse effect on the holders of the B.V.
Notes.

     6.  REPAYMENT.  (a)  The Holder may require the
Issuer to repay the Notes prior to maturity in whole or in part, together with accrued and unpaid interest to the date fixed for such repayment upon delivery of a notice as described in (b) below; provided, that such repayment is required to enable the Holder to (i) repay, in whole or in part, the B.V. Notes, (ii) fund a loan by the Holder to PT-FI; provided that such loan shall be made on the same terms as the PT-FI Note set out as an Annex to the Indenture, dated ________, 1994, among the Holder, Freeport-McMoRan Copper & Gold, Inc. ("FCX") and
Chemical Bank, or (iii) fund a loan by the Holder to an Infrastructure Affiliate other than the Issuer in connection with the purchase by such Infrastructure
Affiliate of Infrastructure Assets; provided that such loan shall be made on the same terms as this Note.

	 (b)  Notice of intention to require the
repayment of the Note (or any portion thereof) shall be in writing and shall set forth the amount (in U.S.
dollars) required to be repaid by the Issuer and the proposed date of such repayment. Such notice having been given, that portion of the Note so identified for repayment shall become due and payable on the repayment date so designated and shall be paid in the manner specified in Section 2 above. Upon any such repayment the principal amount of the Note outstanding shall be reduced by the amount of such repayment and the principal amount so reduced shall be endorsed on Schedule A hereto by an authorized officer of the Issuer. Any unpaid interest which shall have matured on or prior to the date of repayment specified in such notice shall continue to be payable to the Holder.

     7. INCREASE OF PRINCIPAL. (a) The principal of this Note shall not be increased prior to maturity except in accordance with this Section 7.

	 (b)  At the request of the Issuer, and upon
delivery to the Holder of a notice as described in (c) below, and with the consent of the Holder, the Issuer may borrow additional amounts from the Holder and the principal amount of this Note shall be increased by the amount of any such additional borrowings, provided that any such additional borrowings shall be solely for the purposes set forth in Section 5.07, and provided, further, that the amount of principal of the Note outstanding at any time shall not exceed $ __________.

	 (c) Notice of intention to borrow additional amounts and to increase the principal of this Note shall be in writing and shall set forth the amount (in U.S.
dollars) of additional principal to be borrowed by the Issuer and the proposed date of such borrowing. If the Holder, upon receipt of such notice, lends such additional amounts to the Issuer, the increase in the principal amount of the Note outstanding shall be endorsed on Schedule A hereto by an authorized officer of the Issuer.

     8. EVENTS OF DEFAULT. In case one or more of the following events (herein referred to as "Events of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing, that is to say:

	 (a) default in the payment of all or any part of the principal of the Note as and when the same shall become due and payable either at maturity, by declaration, upon a required repurchase, repayment or otherwise; or

	 (b) default in the payment of any instalment of interest or any Additional Amounts upon the Note as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

	 (c) failure on the part of the Issuer duly to observe or perform any of the covenants or agree-ments on the part of the Issuer contained herein continued for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Holder; or

	 (d) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer, PT-FI or any Significant
     Subsidiary of PT-FI or the Issuer in an involuntary case or proceeding under any applicable Insolvency
     Law or (B) a decree or order adjudging the Issuer, PT-FI or any Significant Subsidiary of PT-FI or the Issuer a bankrupt or insolvent under an applicable
     Insolvency Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, PT-FI or any Significant Subsidiary of
     PT-FI or the Issuer or of any substantial part of the property of the Issuer, PT-FI or any Significant Subsidiary of PT-FI or the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer, PT-FI or any Significant
     Subsidiary of PT-FI or the Issuer, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

	 (e) the commencement by the Issuer, PT-FI or any Significant Subsidiary of PT-FI or the Issuer of a voluntary case or proceeding under any applicable Insolvency Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer, PT-FI or any Significant Subsidiary of PT-FI or the Issuer to the entry of a decree or order for relief in respect of the Issuer, PT-FI or any Significant
     Subsidiary of PT-FI or the Issuer in an involuntary case or proceeding under any applicable Insolvency
     Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer, PT-FI or any Significant Subsidiary of PT-FI or the Issuer, or the filing by the Issuer, PT-FI or any Significant Subsidiary of PT-FI or the Issuer of a petition or answer or consent seeking reorganization or relief under any applicable
     Insolvency Law, or the consent by the Issuer, PT-FI or any Significant Subsidiary of PT-FI or the Issuer to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer, PT-
     FI or any Significant Subsidiary of PT-FI or the Issuer, or of any substantial part of the property of the Issuer, PT-FI or any Significant Subsidiary of PT-FI or the Issuer, or the making by the Issuer, PT-FI or any Significant Subsidiary of
     PT-FI or the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer, PT-FI or any Significant Subsidiary of
     PT-FI or the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action (which shall involve the passing of one or more resolutions of the Board of Directors or a committee thereof) by the Issuer, PT-FI or any Significant Subsidiary of PT-FI or the Issuer in furtherance of any such action; or

	 (f) default with respect to any Indebtedness of the Issuer, PT-FI or any Significant Subsidiary of PT-FI or the Issuer in excess of $20,000,000 or the equivalent thereof in any other currency or composite currency which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within a period of 30 days; or

	 (g) one or more judgments or decrees for the payment of money in an aggregate equal to or in excess of $20,000,000 (calculated net of any insurance coverage that the insurer has irrevocably acknowledged to the Issuer, PT-FI or any Significant Subsidiary of PT-FI or the Issuer as covering such judgment in whole or in part) shall be rendered against the Issuer, PT-FI or any Significant Subsidiary of PT-FI or the Issuer and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days after any such judgment or decree becomes final and nonappealable during which such judgment or decree is not discharged, waived or bonded pending appeal or the execution thereof stayed;

then in each and every case, at the option of and upon written notice to the Issuer by the Holder, this Note shall mature and become due and payable upon the date that such written notice is received by the Issuer unless prior to such date all Events of Default in respect of the Note shall have been cured. The amount payable in respect of this Note upon default shall be the then-outstanding principal amount hereof, as endorsed on Schedule A hereto, together with accrued interest and Additional Amounts, if any, to the date such payment is made. For purposes of this Section 8, "Significant Subsidiary" of the Issuer or PT-FI means any Subsidiary of the Issuer or PT-FI, as the case may be, which at the time of determination either (A) had assets which, as of the date of the Issuer's or PT-FI's most recent quarterly consolidated balance sheet, constituted at least 5% of the Issuer's or PT-FI's total assets on a consolidated basis as of such date, or (B) had revenues for the 12-month period ending on the date of the Issuer's or PT-FI's most recent quarterly consolidated statement of income which constituted at least 5% of the Issuer's or PT-FI's total revenues on a consolidated basis for such period. "Subsidiary" of a person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled
(without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or any of its Subsidiaries, and any partnership of which more than 50% of the partnership interests are owned, directly or indirectly, by such person or any of its Subsidiaries. "Insolvency
Law" means any Indonesian, United States (Federal or
State), or other applicable bankruptcy, insolvency, reorganization or similar law in any applicable jurisdiction.

     9. REPLACEMENT OF NOTES. If the Note shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer shall deliver a new Note, on such terms as the Issuer may require, in exchange and substitution for the mutilated or defaced Note or in lieu of and in substitution for the apparently destroyed, lost or stolen Note. In every case of mutilation or defacement or apparent destruction, loss or theft, the applicant for a substitute Note shall furnish to the Issuer such indemnity as the Issuer may require and evidence to its satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof. In every case of mutilation or defacement of a Note, the holder shall surrender to the Issuer the Note so mutilated or defaced. In addition, prior to the issuance of any substitute Note, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. If any Note which has matured or is about to mature shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may pay or authorize payment of the same without issuing a substitute Note.

     10. CONSOLIDATION, MERGER OR SALE OF ASSETS.

	 The Issuer may not merge with or into or consolidate with any other corporation or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof (a "Person") and the Issuer shall not permit any Person to consolidate with or merge into the Issuer or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to the Issuer, unless (i) either the Issuer (in the case of a merger) shall be the continuing corporation, or the successor corporation or the Person which acquires by sale, lease or conveyance all or substantially all of the assets of the Issuer shall be a corporation or partnership organized under the laws of the United States of America or any State thereof or the District of Columbia, or under the laws of the Republic of Indonesia, and shall expressly assume all of the obligations of the Issuer pursuant to this Note; (ii) immediately after giving effect to such merger, consolidation, sale, lease or conveyance the Issuer or such successor corporation or entity that acquired all or substantially all of the assets of the Issuer, as the case may be, shall not be in default in the performance of any such covenant or condition and no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) the Issuer has delivered to the Holder an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

     11. MODIFICATIONS, AMENDMENTS AND WAIVERS. The terms of the Note may not be amended by the Issuer without the prior written consent of the Holder.

     12. WARRANTY OF THE ISSUER. The Issuer hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Note and to constitute the same the valid and legally binding obligations of the Issuer enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

     13. GOVERNING LAW. This Note shall be governed by and construed in accordance with the law of New York.

     14. DESCRIPTIVE HEADINGS. The descriptive headings appearing in these Terms and Conditions are for convenience of reference only and shall not alter, limit or define the provisions hereof.


		      Schedule A

							       Signature of
	 Original     Increase in   Decrease in   New          Authorized
	 Principal    Principal     Principal     Principal    Officer of
Date     Amount       Amount        Amount        Amount       Issuer
- ----     ---------    -----------   -----------   ---------    ------------




















			ANNEX III

Form of Opinion of Indonesian counsel to AFIC and Infrastructure Affiliates:

	 (1)  (AFIC -- Such Infrastructure Affiliate)
     has been duly organized and is an existing corporation in good standing under the laws of the Republic of Indonesia.

	 (2)  The Underlying Note being delivered by
     (AFIC -- such Infrastructure Affiliate) has been duly authorized, executed, issued and delivered and constitutes the valid and legally binding obligation of (AFIC -- such Infrastructure
     Affiliate) enforceable in accordance with its terms.

	 (3) All regulatory consents, authorizations, approvals and filings required to be obtained or made under the laws of Indonesia for the issuance, sale and delivery of such Underlying Note to the Issuer have been obtained or made.

	 (4) The issuance of such Underlying Note and the sale thereof by (AFIC -- such Infrastructure
     Affiliate) to the Issuer does not, and the performance by (AFIC -- such Infrastructure
     Affiliate) of its obligations under such Underlying
     Note will not, (a) violate (AFIC's -- such Infrastructure Affiliate's) (charter documents);
     (b) result in a default under or breach of any loan agreements to which (AFIC -- such Infrastructure
     Affiliate) is a party or by which it is bound or
     (c) violate any law of the Republic of Indonesia.

Form of Opinion of United States counsel to AFIC and Infrastructure Affiliates:

	 (1)  The Underlying Note being delivered by
     (AFIC -- such Infrastructure Affiliate) has been duly authorized, executed, issued and delivered and constitutes the valid and legally binding obligation of (AFIC -- such Infrastructure
     Affiliate) enforceable in accordance with its terms.

	 (2) All regulatory consents, authorizations, approvals and filings required to be obtained or made under the laws of the United States and the State of New York for the issuance, sale and delivery of such Underlying Note to the Issuer have been obtained or made.

	 (3) The issuance of such Underlying Note and the sale thereof by (AFIC -- such Infrastructure
     Affiliate) to the Issuer does not, and the performance by (AFIC -- such Infrastructure
     Affiliate) of its obligations under such Underlying
     Note will not, (a) result in a default under or breach of any loan agreements to which (AFIC -- such Infrastructure Affiliate) is a party or by which it is bound or (b) violate any law of the United States or the State of New York.

Such counsel shall be entitled to rely as to all matters of Indonesian law upon the opinion of Indonesian counsel to the effect set forth in this Annex II.